SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the registrant ☑

Filed by a party other than the registrant ☐

Check the appropriate box:

☐ Preliminary proxy statement.	☐ Confidential, for use of the Commission only

(as permitted by Rule 14a-6(e)(2)).
☑ Definitive proxy statement.

☐ Definitive additional materials.

☐ Soliciting material pursuant to §240.14a-12.

VERITAS Software Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

      Payment of filing fee (check the appropriate box):

☑ No fee required.

☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Dear VERITAS Software Stockholder:

      We cordially invite you to attend the 2003 annual meeting of stockholders of VERITAS Software Corporation. The meeting will be held at our executive offices located at 350 Ellis Street, Mountain View, California 94043 on Tuesday, May 13, 2003, beginning at 8:30 a.m. Pacific Time. We are holding the meeting to:

1.	Elect two Class B directors to our board of directors, each to serve for a term of three years;

2.	Vote on approval of the VERITAS Software Corporation 2003 Stock Incentive Plan, which is intended to replace the 1993 Equity Incentive Plan expiring in October 2003;

3.	Vote on approval of a stockholder proposal to expense future stock option grants to senior company executives;

4.	Ratify our board of directors’ selection of KPMG LLP as our independent accountants for our current fiscal year; and

5.	Transact any other business as may properly come before the meeting or any adjournment or postponement of the meeting.

      All of these actions are more fully described in the proxy statement accompanying this notice.

      Only stockholders who owned our stock at the close of business on March 17, 2003 may vote at the meeting or at any adjournment or postponement of the meeting. Whether or not you plan to attend the meeting, please submit a proxy by telephone, Internet or mail so that your shares may be represented at the meeting. You may vote in person at the meeting, even if you have already submitted a proxy. A list of stockholders eligible to vote at the meeting will be available for review during our regular business hours at our headquarters in Mountain View for at least ten days prior to the meeting for any purpose related to the meeting.

      We look forward to seeing you at the meeting.

Sincerely,

Gary L. Bloom
Chairman of the Board, President and Chief Executive Officer

Mountain View, California
April 4, 2003

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT
ABOUT THE MEETING
PROPOSAL NO. 1 ELECTION OF DIRECTORS
PROPOSAL NO. 2 ADOPTION OF 2003 STOCK INCENTIVE PLAN
PROPOSAL NO. 3 STOCKHOLDER PROPOSAL TO EXPENSE FUTURE STOCK OPTION GRANTS TO SENIOR COMPANY EXECUTIVES
PROPOSAL NO. 4 RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS
ARTICLE ONE GENERAL PROVISIONS
ARTICLE TWO DISCRETIONARY OPTION GRANT PROGRAM
ARTICLE THREE STOCK ISSUANCE PROGRAM
ARTICLE FOUR MISCELLANEOUS
APPENDIX

VERITAS Software Corporation

PROXY STATEMENT

Information about solicitation and voting

      Our board of directors is soliciting your proxy for our 2003 annual meeting of stockholders. The meeting will be held at our principal executive offices located at 350 Ellis Street, Mountain View, California 94043 on Tuesday, May 13, 2003, beginning at 8:30 a.m. Pacific Time. Our telephone number is (650) 527-8000. Voting materials, which include this proxy statement, proxy card and 2002 annual report to stockholders, will first be mailed to stockholders entitled to vote at the meeting on or about April 11, 2003.

      This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. Please read it carefully.

ABOUT THE MEETING

Q:	What is the purpose of the annual meeting?

A:	At our annual meeting, stockholders will act upon the proposals described in this proxy statement. In addition, management will report on the performance of VERITAS Software and respond to questions from stockholders.

Q:	Who can vote at the meeting?

A:	The board of directors set March 17, 2003 as the record date for the meeting. If you owned our common stock at the close of business on March 17, 2003, you may attend and vote at the meeting. You are entitled to one vote for each share of common stock that you held on the record date for all matters to be voted on at the meeting. As of the record date, 413,766,435 shares of common stock, representing the same number of votes, were outstanding.

Q:	What is the quorum requirement for the meeting?

A:	A majority of our outstanding shares as of the record date must be present in person or represented by proxy at the meeting in order to hold the meeting and conduct business. This is called a quorum. Your shares are counted as present in person or represented by proxy at the meeting if you are present in person at the meeting or if you have properly submitted a proxy by telephone, Internet or mail.

Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of votes considered to be present at the meeting.

Q:	How can I vote my shares in person at the meeting?

A:	Shares held directly in your name as the stockholder of record may be voted in person at the meeting. If you choose to attend the meeting in person, please bring the enclosed proxy card or proof of identification to the meeting. If you hold your shares in a brokerage account in your broker’s name (in “street name”), your broker will forward these proxy materials to you. If you hold your shares in street name, you have the right to direct your broker on how to vote the shares, but you may not vote these shares in person at the annual meeting unless you obtain a proxy form from the broker that holds your shares.

Q:	How can I vote my shares without attending the meeting?

A:	Whether you hold shares directly as a stockholder of record or in street name, you may vote without attending the meeting. You may vote by submitting a proxy or, for shares held in street name, by submitting voting instructions to your broker or nominee. Please refer to the enclosed proxy card for instructions on how to submit a proxy by telephone, Internet or mail. For shares held in street name, the voting instruction card will be included with the proxy statement delivered by your broker or nominee.

Q:	How can I change my vote after I return my proxy?

A:	You may revoke your proxy and change your vote at any time before the final vote at the meeting. You may do this by submitting a new proxy at a later date or by attending the meeting and voting in person. Attending the meeting will not revoke your proxy unless you specifically request it.

Q:	What proposals are scheduled to be voted on at the meeting?

A:	There are four proposals scheduled for a vote. They are:

•	Proposal No. 1: To elect two Class B directors to our board of directors, each to serve for a term of three years;

•	Proposal No. 2: To vote on approval of the VERITAS Software Corporation 2003 Stock Incentive Plan;

•	Proposal No. 3: To vote on approval of a stockholder proposal to expense future stock option grants to senior company executives; and

•	Proposal No. 4: To ratify our board of directors’ selection of KPMG LLP as our independent accountants for our current fiscal year.

Q:	What is the vote required for each proposal?

A:	Election of Directors. You may vote “FOR” a nominee for our board of directors or you may “WITHHOLD AUTHORITY” to vote for a nominee. The affirmative vote of a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors is required for the election of directors. This means that the two individuals receiving the highest number of “FOR” votes will be elected directors. You may give each candidate one vote for each share you held on the record date. You may not vote your shares cumulatively or for a greater number of persons than the number of nominees named in this proxy statement. A properly executed proxy marked “WITHHOLD AUTHORITY” with respect to the election of one or more directors will not be voted with respect to the director(s) indicated, although it will be counted for purposes of determining whether there is a quorum.

Other Proposals. You may vote “FOR,” “AGAINST” or “ABSTAIN” on each of Proposals No. 2, 3 and 4. For each of these proposals, the affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote on the matter will be required for approval. A properly executed proxy marked “ABSTAIN” with respect to any of these proposals will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote, with the exception of ratification of our independent accountants in which case an abstention will have no effect.

All proxies will be voted in accordance with the instructions specified on the enclosed proxy card. If you just sign your proxy card with no additional instructions, your shares will be voted in accordance with the recommendations of our board of directors. If you do not vote and you hold your shares in street name, and your broker does not have such discretionary power to vote your shares, your shares may constitute “broker non-votes” and will not be counted in determining the number of shares necessary for approval of the proposals. However, shares that constitute broker non-votes will be counted for the purpose of establishing a quorum for the meeting. Voting results are tabulated and certified by our transfer agent, Mellon Investor Services LLC.

Q:	What are the recommendations of our board of directors?

A:	Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of our board of directors. Our board of director’s recommendation is set forth together with the description of each proposal in this proxy statement. In summary, our board of directors recommends a vote:

•	FOR the election of the two nominated Class B directors to our board of directors (see Proposal No. 1);

•	FOR approval of the VERITAS Software Corporation 2003 Stock Incentive Plan (see Proposal No. 2);

•	AGAINST the stockholder proposal to expense future stock option grants to senior company executives (see Proposal No. 3); and

•	FOR ratification of the appointment of KPMG LLP as our independent accountants for our current fiscal year (see Proposal No. 4).

Q:	Where can I find the voting results?

A:	The preliminary voting results will be announced at the annual meeting of stockholders. The final results will be published in our quarterly report on Form 10-Q for the second quarter of 2003.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

      Our board of directors currently consists of nine authorized directors and is divided into three classes serving staggered three-year terms. Directors for each class will be elected at the annual meeting of stockholders held in the year in which the term for that class expires and will serve for three years. You are being asked to vote on the two Class B director nominees listed below. Each Class B director will serve a three-year term expiring at the 2006 annual meeting of stockholders, or until his successor is duly elected and qualified or his earlier resignation or removal. The other directors will continue to serve for the terms shown in the table below.

      Our board of directors has nominated Gary L. Bloom and Joseph D. Rizzi to serve as the Class B directors. Each of the nominees has consented to serve as a director if elected. If either nominee should become unavailable or unable to serve as a director prior to the meeting, our board of directors may designate another nominee to fill the vacancy and proxies will be voted for that nominee.

      There are no family relationships among our executive officers, directors and nominees for director.

Directors and Nominees for Director

      The names of the current directors and the director nominees, their ages as of March 17, 2003 and other information about them are shown below. The dates given for time of service as a director include, when applicable, time served by each individual as a director of one of our principal predecessor companies.

			Director
Name of Director or Director Nominee	Age	Principal Occupation	Since

Nominees for Class B directors — term expiring at the 2006 annual meeting
Gary L. Bloom	42	Chairman of the Board, President and Chief Executive Officer of VERITAS Software	2000
Joseph D. Rizzi	60	General Partner of Matrix Partners	1987
Class C directors — term expiring at the 2004 annual meeting
Steven D. Brooks	51	General Partner of Broadview Capital Partners	1996
Michael Brown	44	Chairman of the Board and Former Chief Executive Officer of Quantum Corporation	2003
Fred van den Bosch	56	Chief Technology Officer and Executive Vice President, Advanced Technology Group of VERITAS Software	1996
Class A directors — term expiring at the 2005 annual meeting
Mark Leslie	57	Managing Director of Leslie Ventures, L.P.	1988
David J. Roux	46	Managing Director of Silver Lake Technology Management LLC	2002
Geoffrey W. Squire	56	Executive Vice President and Vice-Chairman of the Board of VERITAS Software	1997

Nominees for Class B directors

      Mr. Bloom has served as our President and Chief Executive Officer since November 2000 and as our Chairman of the Board since January 2002. Mr. Bloom joined us after a 14-year career with Oracle Corporation, where he served as Executive Vice President responsible for server development, platform technologies, marketing, education, customer support and corporate development from May 1999 to

November 2000, as Executive Vice President of the systems product division from March 1998 to May 1999, as Senior Vice President of the systems products division from November 1997 to March 1998, as Senior Vice President of the worldwide alliances and technologies division from May 1997 to October 1997, as Senior Vice President of the product and platform technologies division from May 1996 to May 1997, and as Vice President of the mainframe and integration technology division and Vice President of the massively parallel computing division from 1992 to May 1996. Before joining Oracle Corporation in 1986, Mr. Bloom held technical positions in the mainframe area at both IBM Corporation and Chevron Corporation. Mr. Bloom serves on the board of directors of GlobespanVirata, Inc., a supplier of communications software and semiconductors.

      Mr. Rizzi has served as a general partner of Matrix Partners, a venture capital firm, since 1985. Mr. Rizzi serves on the board of directors of Micro Linear Corporation, a provider of semiconductors for network applications.

     Directors continuing in office

      Mr. van den Bosch has served as our Chief Technology Officer and Executive Vice President, Advanced Technology Group since October 2002. Mr. van den Bosch served as our Executive Vice President, Product Strategy and New Product Initiatives from July 1997 to October 2002 and as our Senior Vice President, Engineering from 1991 to July 1997. From 1970 until 1990, Mr. van den Bosch served in various positions with Philips Information Systems, including Director of Technology.

      Mr. Brooks has been a general partner of Broadview Capital Partners, a private equity firm, since February 1999. From September 1997 to February 1999, Mr. Brooks was a managing director of Donaldson, Lufkin & Jenrette Securities Corporation, an investment banking firm. From 1996 to 1997, Mr. Brooks was a private investor and a consultant to technology companies. From 1994 to 1997, Mr. Brooks served as Managing Director and Head of Global Technology Investment Banking at the Union Bank of Switzerland Securities, LLC. Mr. Brooks serves on the board of directors of Pharsight Corporation, a software company that markets software to pharmaceutical and biotechnology companies.

      Mr. Brown has served as chairman of the board of directors of Quantum Corporation, a provider of data back-up solutions, since May 1998. Mr. Brown held various senior management positions at Quantum since joining the company in 1984, most recently as Chief Executive Officer from September 1995 to September 2002. Mr. Brown serves on the board of directors of Digital Impact, Inc., an Internet-based marketing company, and Nektar Therapeutics, a provider of drug delivery solutions for the development of pharmaceutical products.

      Mr. Leslie has served as managing director of Leslie Ventures, L.P., a private equity firm, since January 2002. Mr. Leslie served as our Chairman of the Board from 1990 to December 2001 and served as our Chief Executive Officer from 1990 to November 2000. Mr. Leslie serves on the boards of directors of WebEx Communications, Inc., a supplier of real-time communications infrastructure and services, and Avaya Corporation, a supplier of enterprise communications solutions and services.

      Mr. Roux has served as managing director of Silver Lake Technology Management LLC, a private equity firm, since January 1999. Mr. Roux held various management positions with Oracle Corporation from September 1994 to December 1998, most recently as Executive Vice President of Corporate Development. From February 1998 to October 1998, Mr. Roux served as the Chief Executive Officer and President of Liberate Technologies. Mr. Roux serves on the boards of directors of Gartner, Inc., a provider of information technology research and consulting services, and Seagate Technology, a manufacturer of hard disc drives.

      Mr. Squire has served as our Executive Vice President and Vice Chairman of the Board since April 1997, when we merged with OpenVision Technologies, Inc. Mr. Squire became a director of OpenVision in 1994 and was appointed Chief Executive Officer of OpenVision in 1995, after serving as its President and Chief Operating Officer from 1994 to 1995. Mr. Squire was President of the U.K. Computing Services and Software Association in 1994 and, in 1995, was elected as the founding President of the European Information Services

Association. Mr. Squire serves on the board of directors of The Innovation Group PLC, a provider of software solutions to the insurance industry.

Retiring Director

      Mr. William H. Janeway, a Class B director since 1997 and whose term expires at the 2003 annual meeting of stockholders, has decided not to stand for re-election. Our board of directors thanks Mr. Janeway for his valued service to VERITAS Software.

Board Meetings and Committees

      Our board of directors held 13 meetings in 2002 and acted by unanimous written consent six times. Each director attended at least 75% of the meetings of our board of directors that were held during the time he was a director in 2002. After each regularly scheduled board meeting, the independent members of our board of directors hold a separate meeting that employee and affiliated directors and other members of management do not attend.

      Our board of directors has an audit committee, a compensation committee and a corporate governance and nominating committee. Each director attended at least 75% of the meetings of each of the committees of our board of directors on which he served that were held during the time he was a director in 2002.

     Audit committee

      Mr. Brooks, Mr. Janeway and Mr. Rizzi are the members of the audit committee. Mr. Brooks is the chairman of the audit committee. Mr. Brooks was appointed to the audit committee in April 1998, Mr. Janeway was appointed to the audit committee in April 2000 and Mr. Rizzi was appointed to the audit committee in March 2001. Each of them is independent and financially literate as determined by our board of directors in light of applicable regulatory standards. The audit committee met 18 times in 2002 and acted by unanimous written consent two times in 2002. Mr. Janeway will continue to serve on the audit committee until his term expires in May 2003. At that time, Mr. Roux will be appointed to the audit committee. Mr. Roux is independent and financially literate as determined by our board of directors in light of applicable regulatory standards.

      The audit committee assists our board of directors in its oversight responsibilities relating to our financial accounting, reporting and controls. The audit committee monitors and evaluates periodic reviews of the adequacy of the accounting and financial reporting processes and systems of internal control that are conducted by our financial and senior management and our independent auditors, is directly responsible for the appointment, compensation and oversight of the work of our independent auditors, reviews and evaluates the qualifications, independence and performance of our independent auditors, monitors our compliance with legal and regulatory requirements, monitors the performance of our internal audit function and facilitates communication among our independent auditors, our financial and senior management and our board of directors. In February 2003, our board of directors adopted a revised audit committee charter, a copy of which is included as Appendix A to this proxy statement.

     Compensation committee

      Mr. Brooks, Mr. Janeway and Mr. Rizzi are the members of the compensation committee. Mr. Rizzi is the chairman of the compensation committee. Mr. Brooks was appointed to the compensation committee in February 2002 and Messrs. Janeway and Rizzi were appointed to the compensation committee in April 1998. Each of them is an independent director as determined by our board of directors in light of applicable regulatory standards. The compensation committee met five times in 2002 and acted by unanimous written consent 10 times in 2002. Mr. Janeway will continue to serve on the compensation committee until his term expires in May 2003. At that time, Mr. Brown will be appointed to the compensation committee. Mr. Brown is an independent director as determined by our board of directors in light of applicable regulatory standards.

      The compensation committee reviews our incentive compensation programs for executive officers and approves the annual compensation for executive officers and directors. The compensation committee also supervises the administration of our employee stock and option plans and makes decisions regarding the grant of all forms of stock compensation awarded to executive officers and directors.

     Corporate governance and nominating committee

      In May 2002, our board of directors established the corporate governance and nominating committee. Mr. Brooks, Mr. Rizzi and Mr. Roux are the members of the corporate governance and nominating committee. Mr. Roux is the current chairman of the corporate governance and nominating committee. Each of them is an independent director as determined by our board of directors in light of applicable regulatory standards. The corporate governance and nominating committee met three times in 2002.

      The corporate governance and nominating committee advises and makes recommendations to our board of directors on matters concerning corporate governance, reviews potential or actual conflicts of interest involving members of our board of directors, helps identify, evaluate and recruit candidates to fill vacancies on our board of directors, identifies the nominees for election to our board of directors at the annual meeting of stockholders and oversees the evaluation of members of our board of directors.

      Our amended and restated bylaws permit stockholders to nominate directors at an annual meeting of stockholders. Any notice of director nomination must meet all the requirements contained in our bylaws and include other information required pursuant to Regulation 14A under the Securities Exchange Act of 1934, including the nominee’s consent to serve as a director. In order for any stockholder to make a director nomination at next year’s annual meeting, the stockholder must follow the procedures described in this proxy statement under “Stockholder Proposals for the 2004 Annual Meeting.”

Compensation of Directors

      Base Compensation and Expense Reimbursement. In 2002, no cash compensation was paid to our directors but all of our directors were reimbursed for actual expenses that they incurred to attend meetings. In February 2003, our board of directors approved cash compensation for our directors who are not employees of VERITAS Software. Each non-employee director will receive an annual retainer of $30,000 for serving on our board of directors. The annual retainer will be paid in quarterly installments beginning on May 15, 2003 and continuing so long as the non-employee director serves as a member of our board of directors. Our directors who are employees of VERITAS Software do not receive any compensation for attending board or board committee meetings. All of our directors are reimbursed for actual expenses that they incur to attend meetings.

      Options. In May 2002, our stockholders approved the 2002 Directors Stock Option Plan as a successor to the 1993 Directors Stock Option Plan. Outstanding options granted under the 1993 Directors Stock Option Plan will continue to be governed by that plan, which has terms that are substantially the same as those of the 2002 Directors Stock Option Plan. No option grants have been made under the 1993 Directors Stock Option Plan since stockholder approval of the 2002 Directors Stock Option Plan, and no additional option grants will be made under the 1993 Directors Stock Option Plan in the future.

      Under the 2002 Directors Stock Option Plan, each non-employee director who is elected to our board of directors after the effective date of the 2002 Directors Stock Option Plan will receive an automatic initial option grant to purchase between 50,000 and 100,000 shares of common stock on the date on which such person first becomes a non-employee director. The number of shares covered by this initial grant is currently set at 100,000 shares, but may be changed from time to time by the compensation committee. Non-employee directors who were employed by us at any time prior to their becoming a director are not eligible to receive this initial grant. Upon the conclusion of our annual meeting of stockholders each year, each non-employee director who will continue serving as a member of our board of directors thereafter will receive an automatic annual option grant to purchase between 10,000 and 50,000 shares of common stock. The number of shares covered by this annual grant is currently set at 25,000 shares, but may be changed from time to time by the compensation committee of our board of directors. No such annual grant will be awarded to a non-employee director who received an initial grant earlier in the same calendar year. In addition, upon the conclusion of our annual meeting of stockholders each year, each non-employee director who serves on a committee of our board of directors will receive an automatic annual option grant to purchase 10,000 shares of common stock for the first committee on which such director serves and 5,000 shares of common stock for each additional committee on which such director serves. In the event of a stock dividend, stock split or similar capital change, the number of shares available under this plan and available for the automatic initial and annual grants will be automatically adjusted.

      We have reserved 1,900,258 shares of common stock for issuance under the 2002 Directors Stock Option Plan. In the event that any outstanding option under this plan expires or terminates for any reason, the shares of common stock allocable to the unexercised portion of the option will be available again for subsequent grant under this plan. The exercise price of all stock options granted under the 2002 Directors Plan will equal 100% of the fair market value of a share of our common stock on the date of grant of the option. Options granted under this plan are immediately exercisable. Once exercised, we will have a right to repurchase unvested shares, with the repurchase right lapsing as the shares vest. Each option vests in equal monthly installments over four years beginning on the date of grant, so long as the non-employee director serves as a member of our board of directors. Each option has a ten-year term unless earlier terminated. The options remain exercisable as to vested shares for up to six months following the optionee’s termination of service as a director of VERITAS Software, unless such termination is a result of death or of total and permanent disability, in which case the options remain exercisable for up to a one-year period. The 2002 Directors Plan also provides for accelerated vesting of a specified portion of each outstanding option in the event of an optionee’s death and as to all of the shares upon a change in control of VERITAS Software.

      During the year ended December 31, 2002, under our 2002 Directors Stock Option Plan, each of Messrs. Brooks, Janeway, Leslie, Rizzi and Roux received an automatic annual option grant for 25,000 shares on May 14, 2002, the date of the 2002 annual meeting of stockholders, with an exercise price of $28.56 per share. Also on May 14, 2002, the following non-employee directors received automatic option grants for serving on the committees of our board of directors in the following share amounts with an exercise price of $28.56 per share: Steven Brooks — 20,000 shares; William Janeway — 15,000 shares; Joseph Rizzi — 20,000 shares; and David Roux — 10,000 shares. On March 15, 2002, Mr. Roux received an option grant for 100,000 shares under our 1993 Directors Stock Option Plan in connection with his initial appointment to our board of directors as a non-employee director. The option has an exercise price of $41.50 per share.

      As of March 17, 2003, options to purchase 791,603 shares were outstanding under the 1993 Directors Stock Option Plan, 862,837 shares had been issued upon the exercise of options and no shares were available for future grant. As of March 17, 2003, options to purchase 192,604 shares were outstanding under the 2002 Directors Stock Option Plan, no shares had been issued upon the exercise of options and 1,707,654 shares were available for future grant.

Required Vote and Board Recommendation

      The two nominees for director receiving the highest number of affirmative votes shall be elected as directors. Votes withheld from any nominee are counted for purposes of determining the presence or absence of a quorum, but have no other legal effect under Delaware law. Stockholders do not have the right to cumulate their votes in the election of directors.

THE BOARD RECOMMENDS A VOTE FOR THE ELECTION

OF EACH OF THE NOMINATED DIRECTORS.

PROPOSAL NO. 2

ADOPTION OF 2003 STOCK INCENTIVE PLAN

      Our board of directors approved the adoption of the 2003 Stock Incentive Plan, or the 2003 Plan, on February 11, 2003, subject to stockholder approval. The 2003 Plan is intended to replace the 1993 Equity Incentive Plan, or the 1993 Plan, which expires in October 2003. If stockholders approve the 2003 Plan, no further awards will be granted under the 1993 Plan. The 2003 Plan will become effective upon its approval by stockholders. No grants have been made under the 2003 Plan to date.

      Our board of directors believes that options and other equity-based incentives are critical to attracting and retaining the most qualified candidates for VERITAS Software. The 1993 Plan expires in October 2003, and we will need a new employee stock option plan to replace it. The 2003 Plan is designed to serve as an important part of the compensation package that we offer to our employees, providing them with opportunities to purchase common stock through option grants and stock issuances. Our board of directors believes that the 2003 Plan will help align the interests of employees at all levels of the organization with the long-term goals of stockholders. Options provide our employees an opportunity to acquire or increase their ownership stake in VERITAS Software, thereby creating a strong incentive to work hard for our growth and success and encouraging them to continue their employment with us.

      If our stockholders approve this Proposal No. 2, 14,000,000 shares of common stock will be reserved for issuance under the 2003 Plan. If the 2003 Plan is approved, no additional option grants will be made under the 1993 Plan and none of the shares remaining available for future grant under the 1993 Plan will be added to the share reserve available for issuance under the 2003 Plan. Options outstanding under the 1993 Plan will remain outstanding until exercised or until they terminate or expire by their terms. As of March 17, 2003, options covering 66,039,663 shares were outstanding, 33,493,538 shares have been issued on exercise of options and 25,808,401 shares were available for future grant under the 1993 Plan. The reservation of 14,000,000 shares for issuance under the 2003 Plan is consistent with our current expectations regarding new hire option grants and additional option grants to existing employees for approximately one year.

      We appreciate that the dilutive impact of any new equity plan is a major concern to stockholders. To address this concern, we will eliminate the reserve of shares available for future grant under the 1993 Plan upon stockholder approval of the 2003 Plan. As of March 17, 2003, 25,808,401 shares were available for future grant under the 1993 Plan, representing approximately 6.2% of our common stock outstanding as of March 17, 2003. These shares would be replaced with a reserve of 14,000,000 shares under the 2003 Plan, representing approximately 3.4% of our common stock outstanding as of March 17, 2003 and a reduction of approximately 45.8% of the shares currently reserved under the 1993 Plan. In addition, any new equity plan should be considered in light of the number of outstanding options that are “out-of-the-money,” meaning outstanding options with exercise prices greater than the current market price of our common stock. Options that are significantly out-of-the-money are not likely to be exercised and, therefore, are not likely to have any dilutive effect in the near term unless the market price of our common stock were to increase significantly. For purposes of the table below, out-of-the-money options are those options granted under our 1993 Plan with an exercise price above the closing price of $18.52 on March 17, 2003. As of March 17, 2003, approximately 52% of our outstanding options were “out-of-the-money,” representing approximately 8.3% of our total common stock outstanding as of that date. Furthermore, as of March 17, 2003, approximately 21.5% of our outstanding options had an exercise price of $50.00 or more, representing approximately 3.4% of our total common stock outstanding as of that date. The percentage of total shares outstanding for out-of-the-money options is based upon 413,766,435 shares of common stock outstanding as of March 17, 2003.

Out-of-the-Money Option Information

As of March 17, 2003

			Total Out-of-		Percent of Total
	Exercisable	Unexercisable	the-Money	Percent of Total	Shares of
	Options	Options	Options	Out-of-the-Money	Common Stock
Exercise Price	(# of shares)	(# of shares)	(# of shares)	Options (%)	Outstanding (%)

$100.00 or greater	2,833,090	1,260,894	4,093,984	6.20%	0.99%
$75.00-$100.00	5,001,503	2,161,572	7,163,075	10.85%	1.73%
$50.00-$74.99	1,668,936	1,267,016	2,935,952	4.45%	0.71%
$40.00-$49.99	971,998	1,619,394	2,591,392	3.92%	0.63%
$30.00-$39.99	2,885,611	3,191,580	6,077,191	9.20%	1.47%
$25.00-$29.99	2,633,494	4,704,122	7,337,616	11.11%	1.77%
$20.00-$24.99	2,265,440	664,467	2,929,907	4.44%	0.71%
$18.53-$19.99	905,013	449,381	1,354,394	2.05%	0.33%

Total	19,165,085	15,318,426	34,483,511	52.22%	8.34%

Summary Description of 2003 Stock Incentive Plan

      The principal terms and provisions of the 2003 Plan are summarized below. The summary, however, is not intended to be a complete description of all the terms of the 2003 Plan, and is qualified in its entirety by reference to the complete text of the 2003 Plan, which is attached hereto as Exhibit A.

      Administration. The compensation committee of our board of directors will have the exclusive authority to administer the discretionary option grant and stock issuance programs with respect to option grants and stock issuances made to our executive officers and will also have the authority to make option grants and stock issuances under those programs to all other eligible individuals. However, our board of directors may at any time appoint a secondary committee of one or more board members to have separate but concurrent authority with the compensation committee to make option grants and stock issuances under those two programs to individuals other than executive officers. The term “plan administrator,” as used in this summary, will mean our compensation committee and any secondary committee, to the extent each such entity is acting within the scope of its administrative authority under the 2003 Plan.

      Eligibility. Officers and employees, as well as independent consultants and contractors, in our employ or in the employ of our parent or subsidiary companies (whether now existing or subsequently established) will be eligible to participate in the discretionary option grant and stock issuance programs. As of March 17, 2003, approximately 5,600 persons (including seven executive officers) would have been eligible to participate in the discretionary option grant and stock issuance programs if the 2003 Plan were in effect at that time.

      Securities Subject to 2003 Plan. If our stockholders approve the 2003 Plan, 14,000,000 shares of our common stock will be reserved for issuance over the term of the 2003 Plan. Such share reserve will be in addition to the shares of our common stock reserved for issuance under our 1993 Plan upon the exercise of options outstanding as of the date the 2003 Plan is adopted. Accordingly, issuances under the 1993 Plan will not reduce the number of shares of common stock reserved for issuance under the 2003 Plan, and issuances under the 2003 Plan will not reduce the number of shares of common stock available for issuance under the 1993 Plan. However, no further option issuances under the 1993 Plan will be made upon stockholder approval of the 2003 Plan.

      No participant in the 2003 Plan may receive option grants or direct stock issuances for more than 3,000,000 shares of our common stock in any single calendar year, subject to adjustment for subsequent stock splits, stock dividends and similar transactions. Stockholder approval of this proposal will also constitute approval of that 3,000,000-share limitation for purposes of Internal Revenue Code Section 162(m). This limitation, together with the requirement that all stock options under the discretionary option grant program have an exercise price per share equal to the fair market value per share of our common stock on the grant date, will assure that any deductions to which we would otherwise be entitled upon the exercise of stock options granted under the discretionary option grant program or the subsequent sale of the shares purchased under those options will not be subject to the $1 million limitation on the income tax deductibility of compensation paid per executive officer imposed under Section 162(m) of the Internal Revenue Code. One or more shares issued under the stock issuance program may also qualify as performance-based compensation that is not subject to the Section 162(m) limitation, if the vesting of those shares is tied solely to the attainment of the corporate performance milestones discussed below in the summary description of that program.

      The shares of common stock issuable under the 2003 Plan may be drawn from shares of our authorized but unissued common stock or from shares of our common stock that we acquire, including shares purchased on the open market or in private transactions.

      Shares subject to any outstanding options under the 2003 Plan that expire or otherwise terminate prior to exercise will be available for subsequent issuance under the 2003 Plan. Any unvested shares issued under the 2003 Plan that we subsequently purchase, at a price not greater than the option exercise or direct issue price paid per share, pursuant to our repurchase rights under the 2003 Plan will be added back to the number of shares reserved for issuance under the 2003 Plan and will accordingly be available for subsequent issuance.

Equity Incentive Programs

      The 2003 Plan consists of two equity incentive programs: (i) the discretionary option grant program and (ii) the stock issuance program. The principal features of each program are described below.

      Discretionary Option Grant Program. The plan administrator will have complete discretion under the discretionary option grant program to determine which eligible individuals are to receive option grants, the time or times when those grants are to be made, the number of shares subject to each such grant, the status of any granted option as either an incentive stock option or a non-statutory option under the federal tax laws, the vesting schedule (if any) to be in effect for the option grant and the maximum term for which any granted option is to remain outstanding.

      Each granted option will have an exercise price per share determined by the plan administrator, but the exercise price will not be less than 100% of the fair market value of the option shares on the grant date. No granted option will have a term in excess of ten years. The shares subject to each option will generally vest in one or more installments over a specified period of service measured from the grant date. However, one or more options may be structured so that they will be immediately exercisable for any or all of the option shares. The shares acquired under such immediately exercisable options will be subject to repurchase by us, at the lower of the exercise price paid per share or the fair market value per share, if the optionee ceases service prior to vesting in those shares.

      Upon cessation of service, the optionee will have a limited period of time in which to exercise his or her outstanding options to the extent exercisable for vested shares. The plan administrator will have complete discretion to extend the period following the optionee’s cessation of service during which his or her outstanding options may be exercised and/or to accelerate the exercisability or vesting of such options in whole or in part. Such discretion may be exercised at any time while the options remain outstanding, whether before or after the optionee’s actual cessation of service.

      Stock Issuance Program. Shares may be issued under the stock issuance program at a price per share not less than their fair market value, payable in cash or other valid consideration under Delaware law. Shares may also be issued as a bonus for past services without any cash outlay required of the recipient. Shares of our common stock may also be issued under the program pursuant to share right awards, which entitle the recipients to receive those shares upon the attainment of designated performance goals or the completion of a prescribed service period. The plan administrator will have complete discretion under the program to determine which eligible individuals are to receive such stock issuances or share right awards, the time or times when those issuances or awards are to be made, the number of shares subject to each such issuance or award and the vesting schedule to be in effect for the stock issuance or share rights award.

      The shares issued may be fully and immediately vested upon issuance or may vest upon the completion of a designated service period or the attainment of pre-established performance goals. However, for any common stock issuance that is to vest solely on the basis of service, a minimum period of three (3) years of service will be required as condition to such vesting. The plan administrator will, however, have the discretionary authority at any time to accelerate the vesting of one or more unvested share issuances or share right awards outstanding under the stock issuance program, to the extent the plan administrator deems such acceleration an appropriate severance benefit in connection with the holder’s termination of service.

      In order to assure that the compensation attributable to one or more issuances under the program will qualify as performance-based compensation which will not be subject to the $1 million limitation on the income tax deductibility of the compensation paid per executive officer which is imposed under Internal Revenue Code Section 162(m), the plan administrator will also have the discretionary authority to structure one or more share right awards so that the shares of common stock subject to those awards will be issuable upon the achievement of certain pre-established corporate performance goals based on one or more of the following criteria: (1) return on total stockholder equity; (2) earnings per share of our common stock; (3) net income (before or after taxes); (4) earnings before interest, taxes, depreciation and amortization; (5) sales or revenues; (6) return on assets, capital or investment; (7) market share; (8) cost reduction goals; (9) budget comparisons; (10) implementation or completion of critical projects or processes; (11) customer satisfaction; (12) any combination of, or a specified increase in, any of the foregoing; and (13) the formation of joint ventures, research or development collaborations, or the completion of other corporate transactions. In addition, such performance goals may be based upon the attainment of specified levels of our performance under one or more of the measures described above relative to the performance of other entities and may also be based on the performance of any of our business units or divisions or any parent or subsidiary. Performance goals may include a minimum threshold level of performance below which no award will be earned, levels of performance at which specified portions of an award will be earned and a maximum level of performance at which an award will be fully earned.

General Provisions

      Acceleration and Change in Control. In the event we should experience a change in control, each outstanding option under the discretionary option grant program will automatically accelerate in full, unless assumed or otherwise continued in effect by the successor corporation or replaced with a cash incentive program which preserves the spread existing on the unvested option shares (the excess of the fair market value of those shares over the option exercise price payable for such shares) and provides for subsequent payout of that spread in accordance with the same vesting schedule in effect for those option shares. In addition, all unvested shares outstanding under the discretionary option grant and stock issuance programs will immediately vest, except to the extent our repurchase rights with respect to those shares are to be assigned to the successor corporation or otherwise continued in effect. The plan administrator will have complete discretion to grant one or more options under the discretionary option grant program which will become exercisable for all the option shares in the event the optionee’s service with us or the successor entity is terminated (actually or constructively) within a designated period following a change in control transaction in which those options are assumed or otherwise continued in effect. The vesting of outstanding shares under the stock issuance program may also be structured to accelerate upon similar terms and conditions.

      The plan administrator will have the discretion to structure one or more option grants under the discretionary option grant program so that those options will immediately vest upon a change in control, whether or not the options are to be assumed or otherwise continued in effect. The plan administrator may also structure stock issuances under the stock issuance program so that those issuances will immediately vest upon a change in control.

      A change in control will be deemed to occur in the event (i) we are acquired by merger or asset sale, (ii) there is a change in the majority of our board of directors effected through one or more contested elections for board membership or (iii) there occurs any transaction or series of related transactions pursuant to which any person or group of related persons becomes directly or indirectly the beneficial owner of securities possessing (or convertible into or exercisable for securities possessing) more than fifty percent (50%) of the total combined voting power of our securities outstanding immediately after the consummation of such transaction or series of related transactions, whether such transaction involves a direct issuance from us or the acquisition of outstanding securities held by one or more of our stockholders.

      The acceleration of vesting in the event of a change in the ownership or control may be seen as an anti-takeover provision and may have the effect of discouraging a merger proposal, a takeover attempt or other efforts to gain control of us.

      Changes in Capitalization. In the event any change is made to the outstanding shares of our common stock by reason of any recapitalization, stock dividend, stock split, combination of shares, exchange of shares or other change in corporate structure effected without our receipt of consideration, appropriate adjustments will be made to: (i) the maximum number and/or class of securities issuable under the 2003 Plan; (ii) the maximum number and/or class of securities for which any one person may be granted stock options and direct stock issuances under the 2003 Plan per calendar year; and (iii) the number and/or class of securities and the exercise price per share in effect under each outstanding option. Such adjustments will be designed to preclude any dilution or enlargement of benefits under the 2003 Plan or the outstanding options thereunder.

      Valuation. The fair market value per share of our common stock on any relevant date under the 2003 Plan will be deemed to be equal to the closing selling price per share on that date on the Nasdaq National Market. On March 17, 2003, the fair market value per share of our common stock determined on such basis was $18.52.

      Stockholder Rights and Option Transferability. No optionee will have any stockholder rights with respect to the option shares until such optionee has exercised the option and paid the exercise price for the purchased shares. Options are not assignable or transferable other than by will or the laws of inheritance following optionee’s death, and during the optionee’s lifetime, the option may only be exercised by the optionee. However, the plan administrator may structure one or more non-statutory options under the 2003 Plan so that those options will be transferable during optionee’s lifetime to one or more members of the optionee’s family or to a trust established for one or more such family members or to the optionee’s former spouse, to the extent such transfer is in connection with the optionee’s estate plan or pursuant to a domestic relations order.

      Special Tax Election. The plan administrator may provide one or more holders of options or unvested share issuances under the 2003 Plan with the right to have us withhold a portion of the shares otherwise issuable to such individuals in satisfaction of the withholding taxes to which they become subject in connection with the exercise of those options or the vesting of those shares. Alternatively, the plan administrator may allow such individuals to deliver previously acquired shares of our common stock in payment of such withholding tax liability.

      Amendment and Termination. Our board of directors may amend or modify the 2003 Plan at any time. However, stockholder approval will be required for any amendment to the 2003 Plan which (i) increases the number of shares of common stock reserved for issuance, (ii) materially modifies the eligibility requirements for participation or (iii) materially increases the benefits accruing to participants. Unless sooner terminated by our board of directors, the 2003 Plan will terminate on the earliest of (i) December 31, 2012, (ii) the date on which all shares available for issuance under the 2003 Plan have been issued as fully-vested shares or (iii) the termination of all outstanding options in connection with certain changes in control or ownership.

Summary of Federal Income Tax Consequences of Options Granted under the 2003 Plan

      The following is only a summary of the principal United States Federal income taxation consequences applicable to the participant and VERITAS Software with respect to the awards under the 2003 Plan, based on advice received from counsel to VERITAS Software regarding current United States Federal income tax laws. This summary is not intended to be exhaustive and among other things, does not discuss the tax consequences of a participant’s death or the income tax laws of any city, state or foreign country in which the participant may reside.

      Option Grants. Options granted under the discretionary option grant program may be either incentive stock options which satisfy the requirements of Section 422 of the Internal Revenue Code or non-statutory options which are not intended to meet such requirements. The Federal income tax treatment for the two types of options differs as follows:

           Incentive Options. No taxable income is recognized by the optionee at the time of the option grant, and no taxable income is recognized for regular tax purposes at the time the option is exercised, although taxable income may arise at that time for alternative minimum tax purposes. The optionee will recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of certain other dispositions. For Federal tax purposes, dispositions are divided into two categories: (i) qualifying and (ii) disqualifying. A qualifying disposition occurs if the sale or other disposition is made more than two (2) years after the date the option for the shares involved in such sale or disposition is granted and more than one (1) year after the date the option is exercised for those shares. If the sale or disposition occurs before these two periods are satisfied, then a disqualifying disposition will result.

      Upon a qualifying disposition, the optionee will recognize long-term capital gain in an amount equal to the excess of (i) the amount realized upon the sale or other disposition of the purchased shares over (ii) the exercise price paid for the shares. If there is a disqualifying disposition of the shares, then the excess of (i) the fair market value of those shares on the exercise date over (ii) the exercise price paid for the shares will be taxable as ordinary income to the optionee. Any additional gain or loss recognized upon the disposition will be recognized as a capital gain or loss by the optionee. Any additional gain recognized upon the disqualifying disposition will be taxable as a capital gain.

      If the optionee makes a disqualifying disposition of the purchased shares, then we will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal to the excess of (i) the fair market value of such shares on the option exercise date over (ii) the exercise price paid for the shares. We will not be entitled to any income tax deduction if the optionee makes a qualifying disposition of the shares.

           Non-Statutory Options. No taxable income is recognized by an optionee upon the grant of a non-statutory option. The optionee will in general recognize ordinary income, in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the optionee will be required to satisfy the tax withholding requirements applicable to such income.

      If the shares acquired upon exercise of the non-statutory option are unvested and subject to repurchase by us in the event of the optionee’s termination of service prior to vesting in those shares, then the optionee will not recognize any taxable income at the time of exercise but will have to report as ordinary income, as and when our repurchase right lapses, an amount equal to the excess of (i) the fair market value of the shares on the date the repurchase right lapses over (ii) the exercise price paid for the shares. The optionee may, however, elect under Section 83(b) of the Internal Revenue Code to include as ordinary income in the year of exercise of the option an amount equal to the excess of (i) the fair market value of the purchased shares on the exercise date over (ii) the exercise price paid for such shares. If the Section 83(b) election is made, the optionee will not recognize any additional income as and when the repurchase right lapses.

      We will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised non-statutory option. The deduction will in general be allowed for our taxable year in which such ordinary income is recognized by the optionee.

      Direct Stock Issuances. The tax principles applicable to direct stock issuances under the 2003 Plan will be substantially the same as those summarized above for the exercise of non-statutory option grants.

      Deductibility of Executive Compensation. We anticipate that any compensation deemed paid by us in connection with the disqualifying disposition of incentive stock option shares or the exercise of non-statutory options with exercise prices equal to the fair market value of the option shares on the grant date will qualify as performance-based compensation for purposes of Code Section 162(m) and will not have to be taken into account for purposes of the $1 million limitation per covered individual on the deductibility of the compensation paid to certain executive officers of the Company. Accordingly, all compensation deemed paid with respect to those options will remain deductible by us without limitation under Code Section 162(m). However, share issuances under the stock issuance program will be subject to the $1 million limitation, unless the vesting of the shares is tied solely to one or more of the performance milestones described above.

      Accounting Treatment. Option grants under the discretionary option grant program will not result in any direct charge to our reported earnings. However, the fair value of those options is required to be disclosed in the notes to our financial statements, and we must also disclose, in footnotes to our financial statements, the pro-forma impact those options would have upon our reported earnings were the fair value of those options at the time of grant treated as a compensation expense.

      Option grants made to non-employee consultants under the 2003 Plan will result in a direct charge to our reported earnings based upon the fair value of the option measured initially as of the grant date and then subsequently on the vesting date of each installment of the underlying option shares. Such charge will accordingly include the appreciation in the value of the option shares over the period between the grant date of the option and the vesting date of each installment of the option shares.

      The number of outstanding options, whether granted with exercise prices at or below fair market value, will be a factor in determining our earnings per share on a fully-diluted basis.

      Direct stock issuances under the 2003 Plan will result in a direct charge to our reported earnings equal to the excess of the fair value of the shares on the issuance date over the cash consideration (if any) paid for such shares. If the shares are unvested at the time of issuance, then any charge to our reported earnings will be amortized over the vesting period. However, if the vesting of the shares is tied solely to performance milestones, then the issuance of those shares will be subject to mark to market accounting, and we will have to accrue compensation expense not only for the value of the shares on the date of issuance but also for all subsequent appreciation in the value of those which occurs prior to the vesting date.

      The Financial Accounting Standards Board (“FASB”) has recently indicated its intention to initiate a new project to reconsider the appropriate accounting treatment for employee stock options, such as those issuable under the 2003 Plan. Accordingly, the foregoing summary of the applicable accounting treatment for stock options may substantially change in the event that the FASB were to conclude that employee stock options should be valued, either as of the grant date or other appropriate measurement date, under an appropriate option valuation formula such as the Black-Scholes formula and that such value should then be charged as a direct compensation expense against the issuer’s reported earnings over a designated period.

New Plan Benefits

      Because option grants under the 2003 Plan are subject to the discretion of the compensation committee, awards under the plan for the current year are undeterminable. Future option exercise prices under the 2003 Plan are indeterminable because they will be based upon the fair market value of our common stock on the date of grant. In 2002, our named executive officers received option grants under the 1993 Plan as set forth under the caption “Option Grants in 2002” below. In addition, in 2002 the following persons received option grants under the 1993 Plan as follows:

		Number of
Name and Position	Exercise Price Per Share	Shares

All current executive officers as a group (7 persons)	Fair market value on the date of grant	3,325,000
All employees, including all current officers who are not executive officers, as a group	Fair market value on the date of grant	22,261,253

Required Vote and Board Recommendation

      The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote on the matter is required for approval. Abstentions will have the same effect as a negative vote. Broker non-votes have no effect on the outcome of this proposal.

THE BOARD BELIEVES THAT THIS PROPOSAL IS IN THE BEST INTERESTS OF VERITAS SOFTWARE AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE FOR THE

APPROVAL OF THE 2003 STOCK INCENTIVE PLAN AND THE RESERVATION
OF 14,000,000 SHARES OF COMMON STOCK FOR ISSUANCE THEREUNDER.

PROPOSAL NO. 3

STOCKHOLDER PROPOSAL TO EXPENSE FUTURE

STOCK OPTION GRANTS TO SENIOR COMPANY EXECUTIVES

      VERITAS Software is not responsible for the content of the following stockholder proposal and statement of support. The board of directors opposes this proposal for the reasons stated under the section captioned “Your Board of Directors’ Response to the Stockholder Proposal,” which immediately follows the proposal below. Proxies solicited on behalf of our board of directors will be voted AGAINST this proposal unless stockholders specify a contrary choice in their proxies.

      The United Association S&P 500 Index Fund, located at 303 16th Street, Suite 016, Denver, Colorado 80202, is the beneficial owner of approximately 29,411 shares of VERITAS Software common stock, and submits the following resolution:

      “RESOLVED, that the shareholders of VERITAS Software Corporation (“the Company”) hereby request that the Company’s Board of Directors establish a policy of expensing in the Company’s annual income statement the costs of all future stock options issued to senior Company executives.”

Statement of Support from United Association S&P 500 Index Fund

      “Current accounting rules give companies the choice of reporting stock option expenses annually in the company income statement or as a footnote in the annual report (See: Financial Accounting Standards Board Statement 123). Most companies, including ours, report the cost of stock options as a footnote in the annual report, rather than include the option costs in determining operating income. We believe that expensing stock options would more accurately reflect a company’s operational earnings.

      Stock options are an important component of our Company’s executive compensation program. Options have replaced salary and bonuses as the most significant element of executive pay packages at numerous companies. The lack of option expensing can promote excessive use of options in a company’s compensation plans, obscure and understate the cost of executive compensation and promote the pursuit of corporate strategies designed to promote short-term stock price rather than long-term corporate value.

      A recent report issued by Standard & Poor’s indicated that the expensing of stock option grant costs would have lowered operational earnings at companies by as much as 10%. “The failure to expense stock option grants has introduced a significant distortion in reported earnings,” stated Federal Reserve Board Chairman Alan Greenspan. “Reporting stock options as expenses is a sensible and positive step toward a clearer and more precise accounting of a company’s worth.” Globe and Mail, “Expensing Options Is a Bandwagon Worth Joining.” Aug. 16, 2002.

      Warren Buffett wrote in a New York Times Op-Ed piece on July 24, 2002:

There is a crisis of confidence today about corporate earnings reports and the credibility of chief executives. And it’s justified.

For many years, I’ve had little confidence in the earnings numbers reported by most corporations. I’m not talking about Enron and WorldCom — examples of outright crookedness. Rather, I am referring to the legal, but improper, accounting methods used by chief executives to inflate reported earnings

Options are a huge cost for many corporations and a huge benefit to executives. No wonder, then, that they have fought ferociously to avoid making a charge against their earnings. Without blushing, almost all C.E.O.’s have told their shareholders that options are cost-free . . .

When a company gives something of value to its employees in return for their services, it is clearly a compensation expense. And if expenses don’t belong in the earnings statement, where in the world do they belong?

      Many companies have responded to investors’ concerns about their failure to expense stock options. In recent months, more than 100 companies, including such prominent ones as Coca Cola, Washington Post, and General Electric, have decided to expense stock options in order to provide their shareholders more accurate financial statements. Our Company has yet to act. We urge your support.”

Your Board of Directors’ Response to the Stockholder Proposal

      Our board of directors has carefully considered the changes suggested in the proposal submitted by the United Association S&P 500 Index Fund and does not believe that it is in the best interests of our stockholders for VERITAS Software to expense stock options until the Financial Accounting Standards Board (FASB) and the Securities and Exchange Commission (SEC) adopt generally accepted accounting principles (GAAP) requiring all companies to expense stock option awards on a uniform basis. We urge you to vote AGAINST this proposal.

Adopting this proposal now is premature and would place VERITAS Software and its investors at a competitive disadvantage.

      We believe it is generally in the best interest of stockholders for VERITAS Software to follow the most widely used industry practice when given a choice under accounting rules, and to the extent there is uncertainty and debate about such matters, to await consensus or direction from the FASB and the SEC prior to implementing any material change in its accounting policies.

      Like most public companies, VERITAS Software accounts for employee stock-based compensation plans using the intrinsic value method prescribed by Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees” (APB No. 25). The intrinsic value of the option is the amount by which the quoted market price of the stock exceeds the exercise price of the option on the date of grant. Generally, option awards have zero intrinsic value on the date of grant as the exercise price is set to be equal to the market price of the stock on that date. The board of directors believes the intrinsic value method provides a transparent and accurate picture of VERITAS Software’s earnings.

      The fair value method, prescribed by Statement of Financial Accounting Standards No. 123, “Accounting for Stock Compensation” (SFAS No. 123), computes compensation expense based on the fair value of the option at the date of grant. Fair value is determined using an option-pricing model that takes into account multiple factors in estimating value. However, no uniform or conventional methodology is mandated for computing fair value, and the provisions of SFAS No. 123 related to fair value calculation are subject to wide interpretation which can have a material impact on the calculation of expense.

      There has been considerable ongoing debate regarding the accounting for stock options. The FASB has recently announced its intent to monitor carefully public response to a recent proposal by the International Accounting Standards Board to expense stock options and, based on this response, to determine whether or not to re-evaluate the requirements of the fair value method of accounting for stock options. Until there is consensus and clear direction from the applicable accounting and regulatory bodies, the board of directors believes it would be premature for VERITAS Software to change its accounting policies relating to employee stock-based compensation plans.

      Moreover, our board of directors believes that, until there is a uniform requirement for all companies to expense stock options under GAAP, VERITAS Software would be significantly disadvantaged if it were to expense stock option awards. Option grants are an important component of the company’s compensation package for purposes of attracting, retaining and motivating its employees, many of whom are critical to the long-term success of VERITAS Software. In fiscal 2002, options at market prices were granted to over 5,000 people at all levels of VERITAS Software — not just senior executives. We also believe that the use of stock option grants at VERITAS Software has been consistent with practices of other similarly situated companies, including those with which VERITAS Software competes to attract and retain employees. The competitiveness of VERITAS Software’s compensation programs and its ability to attract and retain employees could be adversely affected if VERITAS Software were required to reduce stock option awards below market levels for purposes of reducing compensation expense resulting from the expensing of stock option awards.

      Furthermore, while some companies have recently adopted the fair value accounting method under SFAS No. 123, most of these companies are not technology or software companies. If VERITAS Software were to adopt the fair value accounting method at this time, it would make it more difficult for investors to compare VERITAS Software’s financial performance to that of its competitors, most of which account for stock options using the intrinsic value method under APB No. 25. This could cause confusion in the market for VERITAS Software’s common stock and the trading price of VERITAS Software’s common stock to decline.

     VERITAS Software currently provides comprehensive disclosure regarding its stock options.

      We believe the stockholder proposal is unnecessary because the financial impact of fair value accounting for stock-based compensation plans is adequately disclosed in the notes to VERITAS Software’s financial statements. As required by SFAS No. 123, VERITAS Software discloses the pro forma impact on the company’s net income/loss and net income/loss per share (basic and diluted) as if the compensation cost for the company’s stock-based compensation plans had been determined in a manner consistent with SFAS No. 123. This information is presented in the notes to VERITAS Software’s consolidated financial statements within its annual reports on Form 10-K as required under GAAP.

      VERITAS Software also discloses substantial information regarding compensation of its chief executive officer and its four other most highly compensated executive officers, as required by applicable securities laws. Contained within this proxy statement is detailed information regarding these executive officers’ compensation for the last three fiscal years and option grants and option exercises during the last fiscal year.

There are serious shortcomings in the valuation methodologies used to value stock options under the fair value method as proposed.

      The fair value method advocated by the stockholder proposal would require VERITAS Software to use an option valuation model to measure the value of stock options granted. However, the leading method for valuing stock options under a fair value method, the Black-Scholes model, has serious shortcomings when used to calculate the value of employee stock options. The Black-Scholes model was originally designed to value short term, publicly traded options and warrants. It was not designed to value employee stock options, which are not freely tradeable and have longer terms (generally 10 years) and vesting and forfeiture provisions. In addition, employee optionees are subject to trading blackout periods during which they cannot sell the shares acquired upon exercise of a stock option. As a result, we believe that the total stock compensation cost that would be included in net income under the fair value method would be imprecise and would not increase the transparency and accuracy of our accounting for stock options.

The stockholder proposal advocates an accounting policy that does not appear to be in conformity with generally accepted accounting principles.

      The stockholder proposal appears to violate GAAP because it advocates treating stock options issued to “senior Company executives” differently than stock option grants to other employees. As part of VERITAS Software’s effort to align the interests of employees at all levels of the organization with the long-term goals of stockholders, VERITAS Software grants stock options to virtually all of its employees. Under GAAP, companies must apply the same accounting method to all of its stock-based employee arrangements. If VERITAS Software were to change how it accounts for options granted to “senior Company executives,” as the stockholder proposal advocates, VERITAS Software would account for stock options granted to senior executives differently than stock options granted to other employees.

Conclusion

      Your board of directors shares the desire for transparent and accurate financial reporting. This requires that we select proper accounting policies, implement them prudently and disclose information fully and completely in accordance with GAAP and applicable regulatory requirements. In the case of our accounting policies related to employee stock-based compensation plans, we believe the best way to accomplish this objective is to retain our current policy of using the intrinsic value method prescribed by APB No. 25 and await consensus and clarity on any new requirements and valuation techniques related to the expensing of stock options. We believe that adopting an accounting and valuation methodology that is out-of-step with VERITAS Software’s competitors and industry could make it difficult for VERITAS Software to continue to attract and retain its employees and for investors to compare VERITAS Software’s financial performance relative to its competitors. We believe that VERITAS Software’s current stock option disclosures provide investors the information necessary to make sound judgments as to the potential impact of stock options awards relative to VERITAS Software’s financial results. We will continue to monitor closely the stock option accounting debate as well as best practices in the industry.

Required Vote and Board Recommendation

      The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote on the matter is required for approval. Abstentions will have the same effect as a negative vote. Broker non-votes have no effect on the outcome of this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THE STOCKHOLDER PROPOSAL TO EXPENSE FUTURE STOCK OPTION GRANTS TO

SENIOR COMPANY EXECUTIVES.

PROPOSAL NO. 4

RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

      Our board of directors has selected KPMG LLP as our independent accountants to perform the audit of our financial statements for the year ending December 31, 2003. You are being asked to ratify this selection. We expect that one or more representatives of KPMG LLP will be present at the meeting, will be able to make a statement, if they wish to do so, and will be able to respond to appropriate questions.

      On April 23, 2001, we dismissed Ernst & Young LLP as our principal accountant to perform the audit of our financial statements for the year ending December 31, 2001. However, we retained Ernst & Young LLP to perform some tax-related services. The reports of Ernst & Young LLP on our financial statements for the fiscal years ended December 31, 1999 and 2000 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. The decision to change accountants was recommended by our audit committee and was approved by our board of directors. During fiscal 1999 and fiscal 2000 and through April 23, 2001, we had no disagreements with Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Ernst & Young LLP would have caused it to make reference to the subject matter of any such disagreement in its report on our financial statements for those years. During fiscal 1999 and fiscal 2000 and through April 23, 2001, we had no reportable events, as that term is defined by applicable Securities and Exchange Commission regulations. At our request, Ernst & Young LLP provided us with a letter, dated April 24, 2001, addressed to the Securities and Exchange Commission, stating that it agreed with the statements in this paragraph, other than those relating to the decision of our audit committee and board of directors to change accountants, as to which it stated that it had no basis to agree or disagree with such statements. A copy of this letter was filed as Exhibit 16.1 to our current report on Form 8-K, filed on April 25, 2001.

      Prior to our initial engagement of KPMG LLP in April 2001, neither we nor anyone on our behalf had consulted with KPMG LLP during fiscal 1999 or 2000 or through April 23, 2001 regarding (i) either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and neither was a written report provided to us nor was oral advice provided to us that KPMG LLP concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) the subject of any disagreement or reportable event, as those terms are defined by applicable Securities and Exchange Commission regulations.

Audit Fees

      The following table sets forth the aggregate fees billed or expected to be billed by KPMG LLP for professional services during 2002 on behalf of VERITAS Software and its subsidiaries, as well as out-of-pocket costs incurred in connection with these services:

Audit Fees
Audit fees	$1,846,670
Audit-related fees(1)	$559,630

Total Audit Fees	$2,406,300
Non-Audit Fees
Financial Information Systems Design and Implementation	$—
Tax Services and Compliance fees	$234,796
All Other Fees	$—

Total Non-Audit Fees	$234,796
Total Fees	$2,641,096

(1)	Includes accounting consulting related to audits, accounting and due diligence services related to VERITAS Software’s acquisitions and divestitures activities, and other audit related services.

      In making its recommendation to ratify the appointment of KPMG LLP as our independent accountants for 2003, the audit committee has determined that the non-audit services provided by KPMG LLP are compatible with maintaining the independence of KPMG LLP.

Required Vote and Board Recommendation

      Stockholder ratification of KPMG LLP as our independent accountants requires the affirmative vote of holders of a majority of the votes cast in person or by proxy at the meeting. Neither abstentions nor broker non-votes have any effect on the outcome of this proposal.

THE BOARD RECOMMENDS A VOTE FOR THE RATIFICATION OF SELECTION OF

KPMG LLP AS OUR INDEPENDENT ACCOUNTANTS.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table shows how much of our common stock was beneficially owned as of March 17, 2003 by each director, each executive officer named in the summary compensation table, all executive officers and directors as a group, and by each holder of 5% or more of our common stock. To our knowledge and except as set forth in the footnotes to the table, the persons named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to community property laws where applicable. Unless we indicate otherwise, each holder’s address is c/o VERITAS Software Corporation, 350 Ellis Street, Mountain View, CA 94043.

      The option column below reflects shares of common stock that are subject to options that are currently exercisable or are exercisable within 60 days of March 17, 2003. Those shares are deemed outstanding for the purpose of computing the percentage ownership of the person holding these options, but are not deemed outstanding for the purpose of computing the beneficial ownership of any other person. All options granted to non-employee directors, and some of the options granted to Mr. Bloom, are exercisable in full immediately and are subject to rights of repurchase by us that lapse at a rate of 1/48 of the shares per month over four years. The table below includes all exercisable options, including those which are not yet vested. Percentage ownership is based on 413,766,435 shares outstanding on March 17, 2003.

Amount and Nature of Beneficial Ownership

				Percent of
Beneficial Owner	Shares	Options	Total	Class

AXA Financial, Inc.(1)	42,053,763	—	42,053,763	10.16%
FMR Corp.(2)	28,569,806	—	28,569,806	6.9%
Massachusetts Financial Services Company(3)	27,735,001	—	27,735,001	6.7%
Gary L. Bloom	2,106	3,649,961	3,652,067	*
Mark Leslie	1,343,065	1,176,082	2,519,147	*
Fred van den Bosch	16,343	1,478,920	1,495,263	*
Paul A. Sallaberry	242,294	792,320	1,034,614	*
Mark Bregman	929	184,375	185,304	*
Kristof Hagerman	1,085	180,730	181,815	*
Steven D. Brooks	17,035	316,750	333,785	*
William H. Janeway	50,450	165,500	215,950	*
Joseph D. Rizzi	149,373	290,937	440,310	*
David J. Roux	—	135,000	135,000	*
Geoffrey Squire	—	860,035	860,035	*
Michael Brown	—	—	—	*
All executive officers and directors as a group (14 persons)	1,895,829	9,541,687	11,437,516	2.76%

*	Less than one percent

(1)	Based solely on information provided by AXA Assurances I.A.R.D. Mutuelle in a Schedule 13G filed with the Securities and Exchange Commission in February 2003. Beneficial ownership represents 42,053,763 shares beneficially owned by AXA Financial, Inc. as a parent holding company, representing sole voting power with respect to 16,368,875 shares, shared voting power with respect to 14,346,402 shares, sole dispositive power with respect to 42,050,786 shares and shared dispositive power with respect to 2,977 shares. The address of AXA Assurances I.A.R.D. Mutuelle is 370, rue Saint Honore, 75001 Paris, France. The address of AXA Financial, Inc. is 1290 Avenue of the Americas, New York, New York, 10104.

(2)	Based solely on information provided by FMR Corp. in a Schedule 13G filed with the Securities and Exchange Commission in February 2003. Beneficial ownership represents 28,569,806 shares beneficially owned by FMR Corp., as a parent holding company, representing sole dispositive power with respect to 28,569,806 shares and sole voting power with respect to 1,027,079 shares. The address of this entity is 82 Devonshire Street, Boston, Massachusetts 02109.

(3)	Based solely on information provided by Massachusetts Financial Services Company in a Schedule 13G filed with the Securities and Exchange Commission in February 2003. Beneficial ownership represents sole dispositive power with respect to 27,735,001 shares and sole voting power with respect to 27,327,381 shares. The address of this entity is 500 Boylston Street, Boston, Massachusetts 02116.

Section 16(a) Beneficial Ownership Reporting Compliance

      In accordance with Section 16(a) of the Securities Exchange Act of 1934 and the regulations of the Securities and Exchange Commission, our directors, executive officers and holders of more than 10% of our common stock are required to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the Nasdaq National Market and to furnish us with copies of all of the reports they file.

      Based solely on our review of the copies of the forms furnished to us and written representations from the reporting persons, we are unaware of any failures during 2002 to file Forms 3, 4 or 5 and any failures to file such forms in a timely basis, other than Michael Wentz, our Senior Vice President of Technical Services, who filed a late report on Form 4 on April 23, 2002 relating to the sale of 40,000 shares by him in March 2002.

EQUITY COMPENSATION PLAN INFORMATION

      The following table summarizes information about our equity compensation plans as of December 31, 2002. The table does not include the shares that would be available for issuance under the 2003 Stock Incentive Plan for which stockholder approval is sought pursuant to Proposal 2 of this proxy statement. All outstanding awards under our plans relate to options to purchase our common stock and stock awards.

			Number of securities
			remaining available
	Number of securities	Weighted-average	for future issuance under
	to be issued upon	exercise price of	equity compensation
	exercise of outstanding	outstanding	plans (excluding
	options, warrants	options, warrants	securities reflected
	and rights	and rights	in column (a))
Plan Category	(a)	(b)	(c)

Equity compensation plans approved by security holders(1)	67,258,317(4)	$37.29	48,724,468(5)
Equity compensation plans not approved by security holders(2)	2,500,000	$88.00	—
Total(3)	69,758,317	$39.11	48,724,468

(1)	Includes the VERITAS Software Corporation 2002 Directors Stock Option Plan, the 1993 Directors Stock Option Plan, the 2002 Employee Stock Purchase Plan, the 1993 Employee Stock Purchase Plan, the 1993 Equity Incentive Plan and the 1985 Employee Stock Option Plan.

(2)	Consists solely of the VERITAS Software Corporation Stock Option Agreement with Gary L. Bloom, our Chairman, President and Chief Executive Officer, dated November 29, 2000. The option under this agreement is immediately exercisable for all of the option shares. However, any unvested shares purchased under the option will be subject to repurchase by us, at the option exercise price paid per share, should Mr. Bloom leave our employ prior to vesting in those shares. The option shares vest over a four-year period, in 48 equal monthly installments, beginning on December 17, 2000 and ending on December 17, 2004, at which time all the option shares will be fully vested. In the event of a change of control, liquidation, dissolution or other specified corporate transaction of VERITAS Software, the vesting will accelerate as to an additional 1/48th of the shares subject to the option for each month of employment completed with VERITAS Software from the date of grant to the date of such transaction. In addition, up to 50% of the option shares will vest on an accelerated basis at the time of the transaction, provided that if Mr. Bloom is requested to continue in the employ of the successor, then such accelerated vesting will occur upon the completion of six months of such continued employment.

(3)	Does not include equity compensation plans assumed by VERITAS Software in connection with acquisition transactions. As of December 31, 2002, options to purchase an aggregate of 2,598,021 shares, at a weighted average exercise price of $37.85, of VERITAS Software common stock were outstanding under those assumed plans. No additional options may be granted under those assumed plans.

(4)	Excludes purchase rights accruing under the 2002 Employee Stock Purchase Plan and 1993 Employee Stock Purchase Plan. Under these plans, each eligible employee may purchase shares of common stock with accumulated payroll deductions (in an amount not to exceed 10% of the employee’s eligible compensation) on February 15 and August 15 each year at a purchase price per share equal to 85% of the lower of (i) the closing selling price per share of our common stock on the employee’s entry date into the two-year offering period in which that semi-annual purchase date occurs or (ii) the closing selling price per share on the semi-annual purchase date.

(5)	Includes 21,016,810 shares of common stock that were available for issuance under the 2002 Employee Stock Purchase Plan and the 1993 Employee Stock Purchase Plan as of December 31, 2002. The 2002 Employee Stock Purchase Plan contains an automatic share increase provision and, accordingly, the number of shares of common stock reserved for issuance under the 2002 Employee Stock Purchase Plan will automatically increase on January 1 of each year by an amount equal to one percent (1%) of the total number of shares outstanding as of December 31 of the preceding year, but in no event will any such annual increase exceed 600,000 shares.

EXECUTIVE COMPENSATION

      The following table sets forth all compensation awarded to, earned by or paid for services rendered to VERITAS Software in all capacities during 2002, 2001, and 2000 by our chief executive officer and our four other most highly compensated executive officers during the year ended December 31, 2002. This information includes the dollar value of base salaries, commissions and bonus awards, the number of shares subject to stock options granted and certain other compensation, whether paid or deferred. We do not grant stock appreciation rights and provide no long-term compensation benefits other than stock options.

Summary Compensation Table

				Long-Term
				Compensation
				Awards

		Annual Compensation		Securities
				Underlying	All Other
Name and Principal Position	Year	Salary	Bonus	Options	Compensation

Gary L. Bloom	2002	$1,000,000	$1,150,000	800,000	$3,552
President, Chief Executive	2001	1,000,000	800,000	2,250,000	2,500
Officer and Chairman of the Board	2000	121,795	—	2,500,000	—
Paul A. Sallaberry	2002	750,000	525,000	200,000	83,642
Executive Vice President,	2001	425,000	350,000	400,000	2,500
Sales Strategy	2000	330,000	533,061	400,000	2,500
Fred van den Bosch	2002	480,000	300,000	400,000	2,500
Chief Technology Officer and	2001	400,000	300,000	400,000	2,500
Executive Vice President,	2000	300,000	493,575	400,000	2,500
Advanced Technology Group
Mark Bregman	2002	331,000	300,000	825,000	62,449
Executive Vice President,	2001	—	—	—	—
Product Operations	2000	—	—	—	—
Kristof Hagerman	2002	315,000	260,000	300,000	2,500
Executive Vice President,	2001	242,051	210,000	275,000	2,500
Strategic Operations	2000	—	—	—	—

      Portions of bonuses for services rendered in 2002, 2001 and 2000 were paid in the following year. Mr. Bloom joined us in November 2000, Mr. Hagerman joined us in February 2001 and Mr. Bregman joined us in March 2002. Amounts disclosed under “All Other Compensation” consists of the matching contributions we made on behalf of the named officers to our 401(k) plan and housing and other personal expenses paid by us. The compensation table above excludes certain items of compensation paid by us, such as perquisites and other personal benefits or reimbursements, which did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported for the named executive officers for such fiscal year.

Option Grants in 2002

      The following table sets forth information regarding stock option grants to each of the above-named officers during 2002. During 2002, we granted to our employees options to purchase 25,586,253 shares of our common stock. The exercise price of all stock options was equal to the fair market value of our common stock on the date of grant. The stock options vest over four years at the rate of 1/48th per month, except for Mr. Bregman’s new hire option grant on March 4, 2002. Mr. Bregman’s new hire option grant vests as to: (a) twelve and one-half percent (12.5%) of the total option shares upon completion of six (6) months employment with us; and (b) 1/48th of the total option shares each month thereafter until the option is vested with respect to one hundred percent (100%) of the shares. All stock options have a term of 10 years, subject to earlier termination upon termination of employment.

      The potential realizable value table illustrates the hypothetical gains that would exist for the options at the end of the 10-year term of the option based on assumed annualized rates of compound stock price appreciation of 5% and 10% from the dates the options were granted to the end of the term. The 5% and 10% assumed rates of annual compound stock price appreciation are mandated by Securities and Exchange Commission rules and do not represent our estimate or projection of future common stock prices. Actual gains, if any, on option exercises will depend on the future performance of our common stock and overall market conditions. The potential realizable values shown in this table may never be achieved.

		Percent of
	Number of	Total			Potential Realizable Value at
	Securities	Options			Assumed Rates of Stock Price
	Underlying	Granted to			Appreciation for Option Term
	Options	Employees in	Exercise	Expiration
Name	Granted	Fiscal Year	Price	Date	5%	10%

Gary L. Bloom	800,000	3.13%	$16.26	11/19/12	$8,180,661	$20,731,402
Paul A. Sallaberry	200,000	0.78	16.26	11/19/12	$2,045,165	$5,182,850
Fred van den Bosch	400,000	1.56	16.26	11/19/12	$4,090,331	$10,365,701
Mark Bregman	375,000	1.47	41.27	3/4/12	$9,732,930	$24,665,157
	450,000	1.76	16.26	11/19/12	$4,601,622	$11,661,414
Kristof Hagerman	300,000	1.17	16.26	11/19/12	$3,067,748	$7,774,276

Option Exercises in 2002 and Year-End Option Values

      The following table sets forth information concerning stock option exercises during 2002 by each of the above-named officers, including the aggregate amount of gains on the date of exercise. The value realized for option exercises is the aggregate fair market value of our common stock on the date of exercise less the exercise price. In addition, the table includes the number of shares covered by both exercisable and unexercisable stock options held on December 31, 2002 by each of those officers. Also reported are values for “in-the-money” stock options that represent the positive spread between the respective exercise prices of outstanding stock options and the fair market value of our common stock as of December 31, 2002. The values for unexercised in-the-money options have not been, and may never be, realized. The fair market value is determined by the closing price of our common stock on December 31, 2002, as reported on the Nasdaq National Market, which was $15.62 per share.

			Number of Securities		Value of Unexercised
	Shares		Underlying Unexercised		In-the-Money Options at
	Acquired		Options at Fiscal Year-End		Fiscal Year-End
	Upon	Value
Name	Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Gary L. Bloom	—	$—	3,331,039	2,218,961	$—	—
Paul A. Sallaberry	90,956	2,516,922	666,280	638,019	309,885	—
Fred van den Bosch	444,884	9,274,642	1,322,670	839,582	4,785,767	—
Mark Bregman	—	—	106,250	718,750	—	—
Kristof Hagerman	—	—	125,521	449,479	—	—

Employment Agreements

     Employment agreement with Chief Executive Officer

      Our Chief Executive Officer and President, Gary Bloom, entered into an employment agreement with us effective November 17, 2000. Under this agreement, the compensation committee will determine his salary and bonus on an annual basis. Mr. Bloom’s employment is at-will and may be terminated by him or by us at any time for any reason. Mr. Bloom is not entitled to receive severance benefits under the terms of his agreement, except those under our benefits plans.

     Employment agreements with executive officers

      Our Chief Financial Officer and Executive Vice President, Finance, Edwin Gillis, entered into an employment agreement with us effective November 18, 2002. Under his employment agreement, Mr. Gillis will be paid a base salary of $435,000 on an annualized basis, which may be increased from time to time as determined by the chief executive officer, subject to approval of the compensation committee. Under his employment agreement, Mr. Gillis was guaranteed a target bonus of $290,000 in each of 2002 and 2003, with the bonus for 2002 paid on a pro-rated basis for the portion of 2002 that he was employed by us. After 2003, Mr. Gillis will be entitled to receive a performance bonus in accordance with our executive officer bonus plan. Mr. Gillis also received reimbursement for his relocation costs and expenses under his employment agreement, payable over 12 months. Mr. Gillis’ employment is at-will and may be terminated by him or by us at any time for any reason.

      If there is an involuntary termination of Mr. Gillis’ employment prior to November 18, 2004, he will be entitled to twelve months of base salary (or a bonus based on six months of on-target earnings), payable over 12 months. In addition, he will be entitled to accelerated vesting of all unvested stock options held by him that would have vested within one year from the date of the involuntary termination, and the continued exercisability of all stock options for 90 days from the later of the date of the involuntary termination or the date he ceases providing consulting services to us. Mr. Gillis’ receipt of any severance benefits is conditioned upon his signing a termination and general release agreement with us. Mr. Gillis will not be entitled to receive severance benefits, except those under our benefits plans, if he voluntarily resigns or if we terminate his employment for cause.

      If there is an involuntary termination within one year of a change of control of our company, and the change of control occurs prior to November 18, 2004, then Mr. Gillis will be entitled to 12 months of base salary and his full target bonus for the year. In addition, he will be entitled to accelerated vesting of 50% of the unvested stock options then held by him. Mr. Gillis’ employment agreement provides that he will not solicit our employees for a period of two years after the term of his employment.

      Our Executive Vice President, Worldwide Field Operations, Paul Sallaberry, entered into an employment agreement with us effective January 20, 2003. Under his employment agreement, effective January 31, 2003, Mr. Sallaberry was appointed Executive Vice President, Sales Strategy. Mr. Sallaberry will be paid a base salary of $400,000 on an annualized basis but will not participate in our 2003 executive officer bonus plan. Mr. Sallaberry is eligible to receive performance bonuses solely at the discretion of the chief executive officer and the compensation committee. Mr. Sallaberry’s employment is at-will and may be terminated by him or by us at any time for any reason.

      If there is an involuntary termination of Mr. Sallaberry’s employment prior to December 31, 2003, he will be entitled to a lump sum payment equal to his base salary that he would have received had he continued to be employed through December 31, 2003. In addition, he will be entitled to the continued exercisability of all vested stock options having an exercise price that is above the closing price of VERITAS Software’s stock as of January 20, 2003 for 12 months following his termination date. Mr. Sallaberry’s receipt of any severance benefits is conditioned upon his signing a termination and general release agreement with us. Mr. Sallaberry will not be entitled to receive severance benefits, except those under our benefits plans, if he voluntarily resigns or if we terminate his employment for cause.

      Mr. Sallaberry’s employment agreement provides that he will not compete with us while he is receiving severance benefits, and for a period of three months thereafter. Mr. Sallaberry’s employment agreement also provides that he will not solicit our employees for a period of 12 months after his termination date.

      Mr. van den Bosch entered into an employment agreement with us effective May 28, 1999. Under this employment agreement, he will be paid a base salary and will be entitled to receive a performance bonus as determined by the board of directors or the compensation committee. His employment agreement provided for a term of one year and provided that at the end of its term, he will continue on a month-to-month basis on the terms and conditions in the employment agreement. Mr. van den Bosch is not entitled to receive severance benefits under the terms of his agreement, except those under our benefits plans.

      The severance benefits under our benefits plans entitle employees to continue to receive health, dental and life insurance coverage for a specified period of time after termination of employment.

Compensation Committee Interlocks and Insider Participation

      None of the persons who served on our compensation committee during any part of 2002 had any interlocking relationship as defined by the Securities and Exchange Commission.

      The following pages contain a report issued by our compensation committee relating to executive compensation for 2002, a report issued by our audit committee and a section titled “Stock Price Performance” containing a stock price performance graph. Stockholders should be aware that under Securities and Exchange Commission rules, the report on executive compensation by the compensation committee, the audit committee report and the stock price performance graph are not deemed to be “soliciting material” or “filed” or incorporated by reference in any past or future filing by VERITAS Software under the Securities Exchange Act of 1934 or the Securities Act of 1933, except to the extent that VERITAS Software specifically incorporates this information by reference.

REPORT ON EXECUTIVE COMPENSATION

      The compensation committee makes all decisions involving the cash and stock compensation of VERITAS Software’s executive officers. Steven D. Brooks, William H. Janeway and Joseph D. Rizzi are the current members of the compensation committee. None of these individuals had any interlocking relationships as defined by the Securities and Exchange Commission, and they all qualify as “outside directors” and “non-employee directors” as defined by the Internal Revenue Code and the Securities Exchange Act of 1934, respectively.

      General compensation policy. The compensation committee acts on behalf of VERITAS Software’s board of directors to establish the general compensation policy for all employees. The compensation committee reviews and approves target bonuses for the chief executive officer and certain other executive officers and reviews compensation guidelines for employees at or about the beginning of each year. The compensation committee administers all of VERITAS Software’s stock plans.

      The philosophy in compensating executive officers, including the chief executive officer, is to relate compensation to corporate financial performance and individual performance. Thus, the executive compensation policy, which applies to executives and some other senior officers, relates a portion of each individual’s total compensation to financial objectives set forth at the beginning of the fiscal year and to quarterly performance goals set forth at the beginning of each quarter. Long-term equity incentives for executive officers are effected through grants of stock options. Stock options generally have value for the executive only if the price of VERITAS Software’s common stock increases above the fair market value on the grant date, and the executive remains employed for the period required for the shares to vest.

      The base salaries of the executive officers are determined in part by the compensation committee reviewing executive compensation surveys and other independent information sources as they are available, such as the Radford Associates executive compensation report. This survey is nationally known for its database of high technology company compensation practices. In addition, the members of the compensation committee have knowledge of the prevailing competitive salaries in the computer software industry. The compensation committee also reviews and compares the practices of other companies with respect to their stock option grants. The compensation committee attempts to target total cash compensation at or above the 60th percentile of selected survey companies.

      In preparing the performance graph for this proxy statement, the compensation committee used the JP Morgan H&Q Technology Index, formerly the Hambrecht & Quist Technology Index, and the S & P Systems Software Index as our published line of business index, as VERITAS Software believes that these indexes are a good indication of stock price performance with respect to its industry. The compensation committee believes that the data contained in the compensation surveys described in the previous paragraph, which includes certain companies on these indexes, is a good benchmark with respect to executive compensation practices in VERITAS Software’s industry; however, it does not have complete overlap with these indexes.

      Base compensation. The information discussed above was presented to us in February 2003. The compensation committee reviewed the performance and the market data outlined above and approved the recommendation to maintain current base salary levels for each executive officer, including the chief executive officer. The base salaries were generally targeted at or near the 60th percentile for similar sized companies in the high technology industry for all the executive officers, including the chief executive officer.

      Incentive compensation. Cash bonuses may be awarded to an executive officer in the form of a company performance-based bonus. The bonus paid to executives depends upon the following:

•	For Gary Bloom, Kristof Hagerman, Fred van den Bosch, Edwin Gillis and Mark Bregman, bonuses are based upon the attainment of specified levels of EPS (earnings per share) performance and revenue growth objectives set for VERITAS Software, as outlined in the 2003 VERITAS Software operating plan. The amount of bonuses paid to these executive officers, however, is subject to the discretion of the compensation committee based on its assessment of the participant’s individual performance in attaining specific or overall goals, the contribution to the organization by the participant and general and industry-specific conditions existing during the applicable period. During 2002, the annual bonus payment for these executive officers ranged from $60,000 to $525,000, and the annual bonus payment for Mr. Bloom, the chief executive officer, was $1,150,000.

•	For all other executive officers not covered by the bonus plan mentioned above, bonuses are based upon pro forma operating profit performance. Bonuses under this plan will be paid out semi-annually. The amount of the initial bonus pool will be established based upon certain percentages of the semi-annual base salary for participants in the plan. Depending on the pro forma operating profit performance, the amount of the bonus pool to be paid will vary from payment of 50% of the bonus pool at performance at less than 90% of the operating plan to payment of 150% of the bonus pool at performance at more than 120% of the operating plan. The amount and allocation of bonuses paid to eligible participants, however, is subject to the discretion of the chief executive officer and the compensation committee of the board of directors, based on their assessment of the participant’s individual performance in attaining specific or overall goals, the contribution to the organization by the participant and general and industry-specific conditions existing during the applicable period.

      Stock options. In 2002, stock options were granted to executive officers to aid in their retention and to align their interests with those of VERITAS Software’s stockholders. Stock options typically have been granted to executive officers when the executive first joins VERITAS Software, in connection with a significant change in responsibilities, to provide additional incentives, to reward an executive for past performance and, occasionally, to achieve equity with peers. Stock option positions of executives are reviewed at least annually relative to their retention value and additional shares may be granted to executives by the compensation committee. The compensation committee may, however, grant additional stock options to executives for other reasons. The number of shares subject to each stock option granted is based on anticipated future contribution and ability to impact corporate and/or business unit results, past performance or consistency within the executive’s peer group. In 2002, the compensation committee considered these factors, as well as the number of options that remained unvested as of the date of grant. The stock options generally vest over a four-year period and are granted with an exercise price equal to the fair market value of VERITAS Software’s common stock on the date of grant.

      For 2003, the compensation committee will be considering whether or not to grant future options to executive officers based on the factors described above, with particular attention to VERITAS Software’s financial objectives and the executive officers’ success in attaining financial and operational objectives established for 2002 and to the number of options currently held by each executive officer that remain unvested. The achievement of VERITAS Software’s financial objectives, which the compensation committee considers confidential business information, does not necessarily have an immediate or direct effect on the trading price of VERITAS Software’s common stock.

      Deferred compensation plans. Executive officers are entitled to participate in VERITAS Software’s 401(k) plan on terms generally available to all employees. Executive officers are also entitled to participate in VERITAS Software’s non-qualified deferred compensation plan that was approved in October 2000, which allows executive officers and other senior management to contribute up to 75% of their base compensation and up to 100% of their other compensation to an irrevocable trust for the purposes of deferring federal and state income taxes.

      Chief executive officer compensation. For 2002, Gary Bloom was awarded a bonus of $1,150,000, or 115% of base salary, based on the terms of the 2002 VERITAS Software operating plan and the consideration by the compensation committee of other relevant factors such as Mr. Bloom’s performance in attaining specific and overall goals, Mr. Bloom’s contributions to the organization and general and industry-specific conditions existing during 2002. On November 19, 2002, Mr. Bloom was granted stock options to purchase 800,000 shares of VERITAS Software’s common stock at a price of $16.26 per share. These stock options began vesting November 19, 2002, and vest monthly over a four-year period. In granting these stock options to Mr. Bloom, the compensation committee reviewed Mr. Bloom’s outstanding option grants and determined that these stock options were both necessary and appropriate to provide Mr. Bloom with proper incentives for 2002 and 2003.

      Policy Regarding Section 162(m) of the Internal Revenue Code of 1986. Section 162(m) of the Internal Revenue Code generally limits the corporate deduction for compensation paid to executive officers named in the proxy statement to $1 million per individual, unless certain requirements are met which establish that compensation as performance-based. The compensation committee has considered the impact of this tax code provision and attempts, to the extent practical, to implement compensation policies and practices that maximize the potential income tax deductions available to VERITAS Software by qualifying such policies and practices as performance-based compensation exempt from the deduction limits of Section 162(m). For instance, stock options granted under VERITAS Software’s existing 1993 Equity Incentive Plan and option grants that will be made under the 2003 Stock Incentive Plan if approved by the stockholders will qualify as performance-based compensation which is not subject to the $1 million deduction limit of Section 162(m). However, the compensation committee has deemed it desirable to retain the flexibility to condition bonus and equity compensation on performance criteria that may not satisfy all of the requirements for such performance-based exemption from the Section 162(m) limitation. As a result, the compensation paid to one or more of the executive officers may exceed the deduction limit of Section 162(m), as was the case for two executive officers for the 2002 fiscal year.

      Summary. The compensation committee believes that VERITAS Software’s compensation programs are successful in attracting and retaining qualified employees and in tying compensation directly to performance for stockholders and service to customers. The compensation committee will continue to monitor closely the effectiveness and appropriateness of each of the components of compensation to reflect changes in VERITAS Software’s business environment.

Members of the Compensation Committee

Joseph D. Rizzi

Steven D. Brooks
William H. Janeway

AUDIT COMMITTEE REPORT

      The audit committee assists our board of directors in its oversight of VERITAS Software’s financial accounting, reporting and controls. Steven D. Brooks, William H. Janeway and Joseph D. Rizzi are the current members of the audit committee. The board of directors, in its business judgment, has determined that all members of the audit committee are “independent” as required by the listing standards of the Nasdaq National Market. The audit committee operates pursuant to a written charter approved by our board of directors in February 2003, a copy of which is included as Appendix A to this proxy statement.

      Management is responsible for the preparation, presentation and integrity of VERITAS Software’s financial statements, accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for performing an independent audit of the consolidated financial statements in accordance with auditing standards generally accepted in the United States of America. The audit committee discussed with VERITAS Software’s independent auditors the overall scope and plans for its audit. The audit committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of VERITAS Software’s internal controls and the overall quality of VERITAS Software’s financial reporting. The audit committee met 18 times in 2002 and acted by unanimous written consent two times in 2002.

      In performing its oversight role, the audit committee considered and discussed the audited financial statements with management and the independent auditors. The audit committee also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees. The audit committee received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. The audit committee also considered whether the provision of non-audit services by the independent auditors is compatible with maintaining the auditors’ independence and has discussed with the auditors the auditors’ independence.

      Based on the reports and discussions described in this report, the audit committee recommended to our board of directors, and our board of directors approved, that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2002. The audit committee also recommended to our board of directors, and our board approved, subject to stockholder ratification, the selection of KPMG LLP as independent auditors for the year ending December 31, 2003.

Members of the Audit Committee

Steven D. Brooks

William H. Janeway
Joseph D. Rizzi

STOCK PRICE PERFORMANCE

      The graph below compares the cumulative total stockholder return on our common stock from December 31, 1997 to December 31, 2002 with the cumulative total return of the S&P 500 Index, the JP Morgan H&Q Technology Index and the S&P Systems Software Index over the same period. These returns assume the investment of $100 in our common stock and in each of the other indices on December 31, 1997, and reinvestment of all dividends.

      The comparisons in the graph below are based on historical data and are not intended to forecast the possible future performance of our common stock.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN

AMONG VERITAS SOFTWARE CORPORATION, THE S&P 500 INDEX
THE JP MORGAN H&Q TECHNOLOGY INDEX
AND THE S&P SYSTEMS SOFTWARE INDEX

	12/31/97	12/31/98	12/31/99	12/31/00	12/31/01	12/31/02

VERITAS Software Corporation	$100.00	$176.29	$1,262.80	$1,157.97	$593.28	$206.71
S&P 500 Index	100.00	128.58	155.64	141.46	124.65	97.10
JP Morgan H&Q Technology Index(1)	100.00	155.54	347.38	224.57	155.23	N/A
S&P Systems Software Index	100.00	186.19	349.27	175.86	184.92	138.81

(1)	The JP Morgan H&Q Index was discontinued during 2002. Accordingly, VERITAS Software has selected the S&P Systems Software Index as a replacement for the discontinued index.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      From January 1, 2002 to the date of this proxy statement, there have not been any transactions, and there are currently no proposed transactions, in which the amount involved exceeded $60,000 to which we or any of our subsidiaries were or are to be a party and in which any executive officer, director, 5% beneficial owner of our common stock or member of the immediate family of them had or will have a direct or indirect material interest, except as described above under “Executive Compensation.” There are no business relationships between us and any entity of which a director of VERITAS Software is an executive officer or of which a director of VERITAS Software owns an equity interest in excess of 10%, involving payments for property or services in excess of 5% of our consolidated gross revenues for 2002.

ADDITIONAL INFORMATION

      Annual Report. Our annual report to stockholders is being mailed to you with this proxy statement. We have filed our annual report on Form 10-K for the year ended December 31, 2002 with the Securities and Exchange Commission. It is available at the Securities and Exchange Commission’s website at www.sec.gov.

      Stockholder Proposals for the 2004 Annual Meeting. If you want us to consider including a proposal in our proxy statement for our 2004 annual meeting of stockholders, you must deliver a copy of your proposal to our Secretary at our principal executive offices at 350 Ellis Street, Mountain View, California 94043 no later than December 13, 2003. If you intend to present a proposal or nominate directors at our 2004 annual meeting of stockholders, but you do not intend to have it included in our 2003 proxy statement, you must deliver a written copy of your proposal or notice of director nomination to our Secretary at our principal executive offices between February 13 and March 14, 2004. If, however, the date of our 2004 annual meeting is more than 30 days before or more than 60 days after the first anniversary of the 2003 annual meeting, your notice of a proposal will be timely if we receive it by the close of business on the 10th day following the day we publicly announce the date of the 2004 annual meeting. If we do not receive your proposal within the specified time frame, you will not be permitted to raise your proposal at the annual meeting.

      Proxy Solicitation Costs. This proxy solicitation is being made and paid for by VERITAS Software Corporation. We have hired Mellon Investor Services LLC to help us solicit proxies from brokers, bank nominees and other institutional owners. We expect to pay Mellon a fee of approximately $15,000 for its services and will reimburse Mellon for its reasonable out-of-pocket expenses, which we estimate will not be more than $5,000. We may also reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding voting information to the beneficial owners. Our directors, officers and regular employees may solicit proxies on our behalf, without additional compensation, in person or by telephone.

OTHER MATTERS

      Our board of directors does not presently intend to bring any other business before the meeting, and so far as is known to the board of directors, no matters are to be acted upon at the meeting other than the matters described above. However, if any other matter should properly come before the meeting, the proxy holders named on the enclosed proxy card will vote the shares for which they hold proxies in their discretion.

By order of the board of directors,

Gary L. Bloom
Chairman of the Board, President and Chief Executive Officer

Mountain View, California
April 4, 2003

      Whether or not you plan to attend the meeting, please submit a proxy by telephone, Internet or mail so that your shares may be represented at the meeting.

Appendix A

VERITAS Software Corporation

CHARTER OF THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS

I.     PURPOSE

      The purpose of the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of VERITAS Software Corporation (the “Company”) is to assist the Board in fulfilling its statutory and fiduciary oversight responsibilities relating to the Company’s financial accounting, reporting and controls. The Committee’s principal functions are to:

•	monitor and evaluate periodic reviews of the adequacy of the accounting and financial reporting processes and systems of internal control that are conducted by the Company’s financial and senior management and the Company’s independent auditors;

•	be directly responsible for the appointment, compensation and oversight of the work of the Company’s independent auditors (including resolution of any disagreements between management and the auditors regarding financial reporting);

•	review and evaluate the qualifications, independence and performance of the Company’s independent auditors;

•	monitor the Company’s compliance with legal and regulatory requirements;

•	monitor the performance of the Company’s internal audit function; and

•	facilitate communication among the Company’s independent auditors, the Company’s financial and senior management and the Board.

      The Committee will fulfill these functions primarily by carrying out the activities enumerated in Part IV of this charter. In order to serve these functions, the Committee shall have unrestricted access to Company personnel and documents, and shall have authority to direct and supervise an investigation into any matters within the scope of its duties, including the power to retain outside legal, accounting or other advisors in connection with any such investigation as the Committee deems necessary or advisable in fulfilling its responsibilities.

II.     MEMBERSHIP

      All members of the Committee will be appointed based on the recommendation of the Corporate Governance and Nominating Committee by, and shall serve at the discretion of, the Board. Unless a chair is elected by the full Board, the members of the Committee may designate a chair by majority vote of the Committee membership.

      The Committee shall consist of three or more members of the Board, with the exact number being determined by the Board. Each member of the Committee shall be “independent” as defined by the rules of the Securities and Exchange Commission and any exchange or market upon which the Company’s capital stock is traded (the “Rules”), except as otherwise permitted by such Rules. Each member of the Committee shall have the ability to read and understand fundamental financial statements in accordance with the requirements of the exchange or market upon which the Company’s capital stock is traded and at least one member shall be a “financial expert” as such term is defined by the Securities and Exchange Commission. The Board may designate one or more independent directors as alternate members of the Committee who may replace any absent or disqualified member at any Committee meeting.

III.     MEETINGS AND MINUTES

      The Committee shall meet at least four times per year in connection with the Company’s regularly scheduled meetings of the Company’s Board. The Committee shall also meet with the Company’s independent auditors and management, at such time as are appropriate to review the financial affairs of the Company.

      The Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board.

IV.     RESPONSIBILITIES AND DUTIES

      The following shall be the principal recurring processes of the Committee in carrying out its oversight responsibilities. These processes are set forth as a guide with the understanding that the Committee may supplement them as appropriate and may establish policies and procedures from time to time that it deems necessary or advisable in fulfilling its responsibilities.

1.	Appoint, set the compensation for, evaluate the performance and continuing independence of and, if necessary, terminate the independent auditors. In evaluating the independence of the independent auditors, the Committee shall obtain and review, on an annual basis, a letter from the independent auditors describing all relationships between the independent auditors and the Company required to be disclosed by Independence Standards Board Standard No. 1, review the nature, fees, and proposed audit scope and terminate any relationships that the Committee believes could compromise the independence of the auditors.

2.	In connection with the Committee’s review of the annual financial statements:

(a)	Review and discuss with the independent auditors and management, the financial statements, including the disclosures in any press release and in the section “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K, and the results of the independent auditors’ audit of the financial statements.

(b)	Discuss any items required to be communicated by the independent auditors in accordance with SAS No. 61, as may be modified or supplemented.

(c)	Require a report from the independent auditors addressing:

(i)	all critical accounting policies and practices to be used;

(ii)	all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors;

(iii)	other material written communications between the independent auditors and management, such as any management letter or schedule of unadjusted differences;

(iv)	the Company’s quality-control procedures and any material issues raise by the most recent review of these procedures; and

(v)	all relationships between the Company and the independent auditors.

Discuss any comments or recommendations outlined in such report. Establish a schedule for implementing any recommended changes and review this implementation.

(d)	Recommend to the Board whether or not the audited financial statements should be included in the annual report on Form 10-K.

      3. In connection with the Committee’s review of the quarterly financial statements:

(a)	Review and discuss with the independent auditors and management, the financial statements, including the disclosures in any press release and in the section “Management’s Discussion and

Analysis of Financial Condition and Results of Operations” in the Company’s Quarterly Reports on Form 10-Q, and the results of the independent auditors’ SAS 71 review of the quarterly financial statements.

(b)	Discuss significant issues, events and transactions and any significant changes regarding accounting principles, practices, judgments or estimates with the independent auditors and management, including any significant disagreements among management and the independent auditors.

4.	At least quarterly, meet separately with management, the internal auditors and with the independent auditors to discuss the adequacy of the Company’s accounting and financial reporting processes and systems of internal control, the fullness and accuracy of the Company’s financial statements and any other matters that the Committee believes should be discussed.

5.	Discuss with management policies with respect to risk assessment and risk management.

6.	Pre-approve all audit and non-audit services to be performed by the independent auditors. The Committee may delegate one or more of its members the authority to grant pre-approvals of non-audit related services, provided that the pre-approval decision and related services are presented to the Committee at the next regularly scheduled Committee meeting.

7.	Communicate with the Company’s independent auditors about the Company’s expectations regarding its relationship with the auditors, including the following: (i) the independent auditors’ ultimate accountability to the Committee, as representatives of the Company’s stockholders; and (ii) the sole authority and responsibility of the Committee to select, evaluate and, where appropriate, replace the independent auditors. Review the independent auditor’s audit plan and discuss the planning and staffing of the audit.

8.	Review the performance of the Company’s internal audit function, which shall include a review of the staffing of the internal audit department and a review of any significant reports to management prepared by the internal auditing department.

9.	Periodically review the status of any pending or threatened legal proceedings that could have a significant impact on the Company’s financial statements. Review the status and/or the findings of any inquiries or investigations by government or regulatory agencies.

10.	Provide oversight and review of the Company’s asset management policies, including an annual review of the Company’s investment policies and performance for cash and short-term investments.

11.	As appropriate, obtain advice and assistance from outside legal, accounting and other advisors. If necessary, institute special investigations and, where appropriate, engage outside advisors to assist.

12.	Establish and monitor the procedures for (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and (b) the confidential, anonymous submission by employees of the issuer of concerns regarding questionable accounting or auditing matters.

13.	Set clear hiring policies for employees or former employees of the independent auditors.

14.	Review and discuss any certifications provided by officers of the Company pursuant to legal requirements or the requirements of any exchange or market upon which the Company’s capital stock is traded.

15.	At least annually, review the performance of the Committee through self-assessment and assessment by the Board.

16.	Annually prepare a report to the Company’s stockholders for inclusion in the proxy statement for the Company’s annual meeting as required by the rules and regulations of the Securities and Exchange Commission.

17.	Report regularly to the Board on significant matters related to the Committee’s responsibilities. Review with the Board any issues that arise with respect to the quality and integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s independent auditors or the performance of the internal audit function.

18.	Review and reassess the adequacy of the Committee’s charter, structure, processes and membership requirements at least annually and recommend changes to the Board for approval. Include a copy of the charter as an appendix to the Company’s proxy statement as required by the rules and regulations of the Securities and Exchange Commission (currently, once every three years).

19.	Perform any other activities required by applicable law, rules or regulations, including the rules of the Securities and Exchange Commission and any exchange or market on which the Company’s capital stock is traded, and perform other activities that are consistent with this charter, the Company’s Bylaws and governing laws, as the Committee or the Board deems necessary or appropriate.

V.     OTHER

      The Company shall provide for appropriate funding, as determined by the Committee, in its capacity as a committee of the Board, for payment of compensation to (a) the Company’s independent auditors for the purpose of rendering or issuing an audit report, and (b) to any outside advisors employed by the Committee pursuant to this Charter.

EXHIBIT A

VERITAS SOFTWARE CORPORATION

2003 STOCK INCENTIVE PLAN

ARTICLE ONE

GENERAL PROVISIONS

I.     PURPOSE OF THE PLAN

      This 2003 Stock Incentive Plan is intended to promote the interests of VERITAS Software Corporation, a Delaware corporation, by providing eligible persons in the Corporation’s service with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Corporation as an incentive for them to remain in such service.

II.  STRUCTURE OF THE PLAN

      A. The Plan shall be divided into two separate equity incentives programs:

• the Discretionary Option Grant Program under which eligible persons may, at the discretion of the Plan Administrator, be granted options to purchase shares of Common Stock, and

• the Stock Issuance Program under which eligible persons may, at the discretion of the Plan Administrator, be issued shares of Common Stock directly, either through the immediate purchase of such shares or as a bonus for services rendered the Corporation (or any Parent or Subsidiary) or the attainment of designated milestones.

      B. The provisions of Articles One and Four shall apply to all equity programs under the Plan and shall govern the interests of all persons under the Plan.

III.     ADMINISTRATION OF THE PLAN

      A. The Primary Committee shall have sole and exclusive authority to administer the Discretionary Option Grant and Stock Issuance Programs with respect to Section 16 Insiders. The Primary Committee shall also have full power and authority to administer the Discretionary Option Grant and Stock Issuance Programs with respect to all other persons eligible to participate in those programs. However, the Board may, in its sole discretion, appoint a Secondary Committee to exercise separate but concurrent jurisdiction with the Primary Committee in the administration of the Discretionary Option Grant and Stock Issuance Programs with respect to one or more groups of persons eligible to participate in those programs other than Section 16 Insiders. The Board may also, in its sole discretion, retain the power to administer those programs with respect to all persons other than Section 16 Insiders.

      B. Members of the Primary Committee or any Secondary Committee shall serve for such period of time as the Board may determine and may be removed by the Board at any time. The Board may also at any time terminate the functions of any Secondary Committee and reassume all powers and authority previously delegated to such committee.

      C. Each Plan Administrator shall, within the scope of its administrative functions under the Plan, have full power and authority (subject to the provisions of the Plan) to establish such rules and regulations as it may deem appropriate for proper administration of the Discretionary Option Grant and Stock Issuance Programs and to make such determinations under, and issue such interpretations of, the provisions of those programs and any outstanding options or stock issuances thereunder as it may deem necessary or advisable. Decisions of the Plan Administrator within the scope of its administrative functions under the Plan shall be final and binding on all parties who have an interest in the Discretionary Option Grant and Stock Issuance Programs under its jurisdiction or any stock option or stock issuance thereunder.

      D. Subject to the express limitations of the Plan, the Plan Administrator shall, within the scope of its administrative authority under the Plan, have full power and authority to structure or otherwise modify any awards made under the Discretionary Option Grant and Stock Issuance Programs to persons residing in foreign jurisdictions or held by any such persons so as to comply with the applicable laws and regulations of the jurisdictions in which those awards are made or outstanding.

      E. Service on the Primary Committee or the Secondary Committee shall constitute service as a Board member, and members of each such committee shall accordingly be entitled to full indemnification and reimbursement as Board members for their service on such committee. No member of the Primary Committee or the Secondary Committee shall be liable for any act or omission made in good faith with respect to the Plan or any option grants or stock issuances under the Plan.

IV.     ELIGIBILITY

      A. The persons eligible to participate in the Discretionary Option Grant and Stock Issuance Programs are as follows:

(i) Employees, and

(ii) consultants and other independent advisors who provide services to the Corporation (or any Parent or Subsidiary).

      B. Non-employee Board members shall not be eligible to participate in either the Discretionary Option Grant or Stock Issuance Program.

      C. Each Plan Administrator shall, within the scope of its administrative jurisdiction under the Plan, have full authority to determine, (i) with respect to the option grants under the Discretionary Option Grant Program, which eligible persons are to receive such grants, the time or times when those grants are to be made, the number of shares to be covered by each such grant, the status of the granted option as either an Incentive Option or a Non-Statutory Option, the time or times when each option is to become exercisable, the vesting schedule (if any) applicable to the option shares and the maximum term for which the option is to remain outstanding and (ii) with respect to stock issuances under the Stock Issuance Program, which eligible persons are to receive such issuances, the time or times when the issuances are to be made, the number of shares to be issued to each Participant, the vesting schedule (if any) applicable to the issued shares and the consideration for such shares.

      D. The Plan Administrator shall have the absolute discretion either to grant options in accordance with the Discretionary Option Grant Program or to effect stock issuances in accordance with the Stock Issuance Program.

V.     STOCK SUBJECT TO THE PLAN

      A. The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Corporation on the open market. The number of shares of Common Stock reserved for issuance over the term of the Plan shall not exceed Fourteen Million (14,000,000) shares. Such reserve shall be in addition to the shares of Common Stock reserved for issuance under the Corporation’s 1993 Equity Incentive Plan. Accordingly, issuances under the 1993 Equity Incentive Plan shall not reduce the number of shares of Common Stock reserved for issuance under this Plan, nor shall issuances under this Plan reduce the number of shares of Common Stock available for issuance under the 1993 Equity Incentive Plan. However, no new option grants shall be made under the 1993 Equity Incentive Plan after approval of the Plan by the Company’s stockholders.

      B. No one person participating in the Plan may receive stock options and direct stock issuances for more than 3,000,000 shares of Common Stock in the aggregate per calendar year.

      C. Shares of Common Stock subject to outstanding options shall be available for subsequent issuance under the Plan to the extent those options expire, terminate or are cancelled for any reason prior to exercise in full. Unvested shares issued under the Plan and subsequently repurchased by the Corporation, at a price per share not greater than the original issue price paid per share, pursuant to the Corporation’s repurchase rights under the Plan shall be added back to the number of shares of Common Stock reserved for issuance under the

Plan and shall accordingly be available for reissuance through one or more subsequent option grants or direct stock issuances under the Plan. However, should the exercise price of an option under the Plan be paid with shares of Common Stock or should shares of Common Stock otherwise issuable under the Plan be withheld by the Corporation in satisfaction of the withholding taxes incurred in connection with the exercise of an option or the vesting of a stock issuance under the Plan, then the number of shares of Common Stock available for issuance under the Plan shall be reduced by the gross number of shares for which the option is exercised or which vest under the stock issuance, and not by the net number of shares of Common Stock issued to the holder of such option or stock issuance.

      D. If any change is made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration, appropriate adjustments shall be made by the Plan Administrator to (i) the maximum number and/or class of securities issuable under the Plan, (ii) the maximum number and/or class of securities for which any one person may be granted stock options and direct stock issuances under the Plan per calendar year and (iii) the number and/or class of securities and the exercise price per share in effect under each outstanding option under the Plan. Such adjustments to the outstanding options are to be effected in a manner which shall preclude the enlargement or dilution of rights and benefits under such options. The adjustments determined by the Plan Administrator shall be final, binding and conclusive.

ARTICLE TWO

DISCRETIONARY OPTION GRANT PROGRAM

I.     OPTION TERMS

      Each option shall be evidenced by one or more documents in the form approved by the Plan Administrator; provided, however, that each such document shall comply with the terms specified below. Each document evidencing an Incentive Option shall, in addition, be subject to the provisions of the Plan applicable to such options.

      A. Exercise Price.

1. The exercise price per share shall be fixed by the Plan Administrator but shall not be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the option grant date.

2. The exercise price shall become immediately due upon exercise of the option and shall be payable in one or more of the forms specified below as determined by the Plan Administrator at the time of grant and set forth in the applicable stock option agreement:

(i)	cash or check made payable to the Corporation,

(ii)	shares of Common Stock held for the requisite period necessary to avoid a charge to the Corporation’s earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date, or

(iii)	to the extent the option is exercised for vested shares, through a special sale and remittance procedure pursuant to which the Optionee shall concurrently provide irrevocable instructions to (a) a brokerage firm (reasonably satisfactory to the Corporation for purposes of administrating such procedure in compliance with the Corporation’s pre-notification/pre clearance policies) to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable income and employment taxes required to be withheld by the Corporation by reason of such exercise and (b) the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale.

      Except to the extent such sale and remittance procedure is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

      B. Exercise and Term of Options. Each option shall be exercisable at such time or times, during such period and for such number of shares as shall be determined by the Plan Administrator and set forth in the documents evidencing the option. However, no option shall have a term in excess of ten (10) years measured from the option grant date.

      C. Effect of Termination of Service.

1. The following provisions shall govern the exercise of any options held by the Optionee at the time of cessation of Service or death:

(i) Any option outstanding at the time of the Optionee’s cessation of Service for any reason shall remain exercisable for such period of time thereafter as shall be determined by the Plan Administrator and set forth in the documents evidencing the option, but no such option shall be exercisable after the expiration of the option term.

(ii) Any option held by the Optionee at the time of death and exercisable in whole or in part at that time may be subsequently exercised by the personal representative of the Optionee’s estate or by the person or persons to whom the option is transferred pursuant to the Optionee’s will or the laws of inheritance or by the Optionee’s designated beneficiary or beneficiaries of that option.

(iii) Should the Optionee’s Service be terminated for Misconduct or should the Optionee otherwise engage in Misconduct while holding one or more outstanding options under this Article Two, then all those options shall terminate immediately and cease to be outstanding.

(iv) During the applicable post-Service exercise period, the option may not be exercised in the aggregate for more than the number of vested shares for which the option is exercisable on the date of the Optionee’s cessation of Service. No additional shares shall vest under the option following the Optionee’s cessation of Service, except to the extent (if any) specifically authorized by the Plan Administrator in its sole discretion pursuant to an express written agreement with Optionee. Upon the expiration of the applicable exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any vested shares for which the option has not been exercised.

2. The Plan Administrator shall have complete discretion, exercisable either at the time an option is granted or at any time while the option remains outstanding, to:

(i) extend the period of time for which the option is to remain exercisable following the Optionee’s cessation of Service from the limited exercise period otherwise in effect for that option to such greater period of time as the Plan Administrator shall deem appropriate, but in no event beyond the expiration of the option term, and/or

(ii) permit the option to be exercised, during the applicable post-Service exercise period, not only with respect to the number of vested shares of Common Stock for which such option is exercisable at the time of the Optionee’s cessation of Service but also with respect to one or more additional installments in which the Optionee would have vested had the Optionee continued in Service.

      D. Stockholder Rights. The holder of an option shall have no stockholder rights with respect to the shares subject to the option until such person shall have exercised the option, paid the exercise price and become a holder of record of the purchased shares.

      E. Repurchase Rights. The Plan Administrator shall have the discretion to grant options which are exercisable for unvested shares of Common Stock. Should the Optionee cease Service while holding such unvested shares, the Corporation shall have the right to repurchase any or all of those unvested shares at a price per share equal to the lower of (i) the exercise price paid per share or (ii) the Fair Market Value per share of Common Stock at the time of the Optionee’s cessation of Service. The terms upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Plan Administrator and set forth in the document evidencing such repurchase right.

      F. Limited Transferability of Options. During the lifetime of the Optionee, Incentive Options shall be exercisable only by the Optionee and shall not be assignable or transferable other than by will or the laws of inheritance following the Optionee’s death. Non-Statutory Options shall be subject to the same restriction, except that the Plan Administrator may structure one or more Non-Statutory Options under the Discretionary Option Grant Program so that each such option may be assigned in whole or in part during the Optionee’s lifetime to one or more members of the Optionee’s family or to a trust established exclusively for one or more such family members or to Optionee’s former spouse, to the extent such assignment is in connection with the Optionee’s estate plan or pursuant to a domestic relations order. The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate. Notwithstanding the foregoing, the Optionee may also designate one or more persons as the beneficiary or beneficiaries of his or her outstanding options under this Article Two, and those options shall, in accordance with such designation, automatically be transferred to such beneficiary or beneficiaries upon the Optionee’s death while holding those options. Such beneficiary or beneficiaries shall take the transferred options subject to all the terms and conditions of the applicable agreement evidencing each such transferred option, including (without limitation) the limited time period during which the option may be exercised following the Optionee’s death.

II.     INCENTIVE OPTIONS

      The terms specified below shall be applicable to all Incentive Options. Except as modified by the provisions of this Section II, all the provisions of Articles One, Two and Seven shall be applicable to Incentive Options. Options which are specifically designated as Non-Statutory Options when issued under the Plan shall not be subject to the terms of this Section II.

      A. Eligibility. Incentive Options may only be granted to Employees.

      B. Dollar Limitation. The aggregate Fair Market Value of the shares of Common Stock (determined as of the respective date or dates of grant) for which one or more options granted to any Employee under the Plan (or any other option plan of the Corporation or any Parent or Subsidiary) may for the first time become exercisable as Incentive Options during any one calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000). To the extent the Employee holds two (2) or more such options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such options as Incentive Options shall be applied on the basis of the order in which such options are granted.

      C. 10% Stockholder. If any Employee to whom an Incentive Option is granted is a 10% Stockholder, then the exercise price per share shall not be less than one hundred ten percent (110%) of the Fair Market Value per share of Common Stock on the option grant date, and the option term shall not exceed five (5) years measured from the option grant date.

III.     CHANGE IN CONTROL/ HOSTILE TAKE-OVER

      A. In the event of a Change in Control, each outstanding option under the Discretionary Option Grant Program shall automatically accelerate so that each such option shall, immediately prior to the effective date of that Change in Control, become exercisable for all the shares of Common Stock at the time subject to such option and may be exercised for any or all of those shares as fully vested shares of Common Stock. However, an outstanding option shall not become exercisable on such an accelerated basis if and to the extent: (i) such option is to be assumed by the successor corporation (or parent thereof) or is otherwise to continue in full force and effect pursuant to the terms of the Change in Control transaction or (ii) such option is to be replaced with a cash incentive program of the successor corporation which preserves the spread existing at the time of the Change in Control on any shares for which the option is not otherwise at that time exercisable and provides for subsequent payout of that spread in accordance with the same exercise/ vesting schedule applicable to those option shares or (iii) the acceleration of such option is subject to other limitations imposed by the Plan Administrator at the time of the option grant.

      B. All outstanding repurchase rights under the Discretionary Option Grant Program shall automatically terminate, and the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of a Change in Control, except to the extent: (i) those repurchase rights are to be assigned to the successor corporation (or parent thereof) or are otherwise to continue in full force and effect pursuant to the terms of the Change in Control transaction or (ii) such accelerated vesting is precluded by other limitations imposed by the Plan Administrator at the time the repurchase right is issued.

      C. Immediately following the consummation of the Change in Control, all outstanding options under the Discretionary Option Grant Program shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof) or otherwise continued in full force and effect pursuant to the terms of the Change in Control transaction.

      D. Each option which is assumed in connection with a Change in Control or otherwise continued in effect shall be appropriately adjusted, immediately after such Change in Control, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Change in Control had the option been exercised immediately prior to such Change in Control. Appropriate adjustments to reflect such Change in Control shall also be made to (i) the exercise price payable per share under each outstanding option, provided the aggregate exercise price payable for such securities shall remain the same, (ii) the maximum number and/or class of securities available for issuance over the remaining term of the Plan and (iii) the maximum number and/or class of securities for which any one person may be granted stock options and direct stock issuances under the Plan per calendar year. To the extent the actual holders of the Corporation’s outstanding Common Stock receive cash consideration for their Common Stock in consummation of the Change in Control, the successor corporation may, in connection with the assumption of the outstanding options under the Discretionary Option Grant Program, substitute one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of Common Stock in such Change in Control transaction.

      E. The Plan Administrator shall have the discretionary authority to structure one or more outstanding options under the Discretionary Option Grant Program so that those options shall, immediately prior to the effective date of a Change in Control, become exercisable for all the shares of Common Stock at the time subject to those options and may be exercised for any or all of those shares as fully vested shares of Common Stock, whether or not those options are to be assumed in the Change in Control transaction or otherwise continued in effect. In addition, the Plan Administrator shall have the discretionary authority to structure one or more of the Corporation’s repurchase rights under the Discretionary Option Grant Program so that those rights shall immediately terminate upon the consummation of the Change in Control transaction, and the shares subject to those terminated rights shall thereupon vest in full.

      F. The Plan Administrator shall have full power and authority to structure one or more outstanding options under the Discretionary Option Grant Program so that those options shall become exercisable for all the shares of Common Stock at the time subject to those options in the event the Optionee’s Service is subsequently terminated by reason of an Involuntary Termination within a designated period (not to exceed eighteen (18) months) following the effective date of any Change in Control transaction in which those options do not otherwise accelerate. In addition, the Plan Administrator may structure one or more of the Corporation’s repurchase rights so that those rights shall immediately terminate with respect to any shares held by the Optionee at the time of such Involuntary Termination, and the shares subject to those terminated repurchase rights shall accordingly vest in full at that time.

      G. The Plan Administrator shall have the discretionary authority to structure one or more outstanding options under the Discretionary Option Grant Program so that those options shall, immediately prior to the effective date of a Hostile Take-Over, become exercisable for all the shares of Common Stock at the time subject to those options and may be exercised for any or all of those shares as fully vested shares of Common Stock. In addition, the Plan Administrator shall have the discretionary authority to structure one or more of the Corporation’s repurchase rights under the Discretionary Option Grant Program so that those rights shall terminate automatically upon the consummation of such Hostile Take-Over, and the shares subject to those terminated rights shall thereupon vest in full. Alternatively, the Plan Administrator may condition the automatic acceleration of one or more outstanding options under the Discretionary Option Grant Program and the termination of one or more of the Corporation’s outstanding repurchase rights under such program upon the subsequent termination of the Optionee’s Service by reason of an Involuntary Termination within a designated period (not to exceed eighteen (18) months) following the effective date of such Hostile Take-Over.

      H. The portion of any Incentive Option accelerated in connection with a Change in Control or Hostile Take-Over shall remain exercisable as an Incentive Option only to the extent the applicable One Hundred Thousand Dollar ($100,000) limitation is not exceeded. To the extent such dollar limitation is exceeded, the accelerated portion of such option shall be exercisable as a Nonstatutory Option under the Federal tax laws.

      I. The outstanding options shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

ARTICLE THREE

STOCK ISSUANCE PROGRAM

I.     STOCK ISSUANCE TERMS

      Shares of Common Stock may be issued under the Stock Issuance Program through direct and immediate issuances without any intervening option grants. In no event, however, may more than five percent (5%) of the total number of shares of Common Stock from time to time authorized for issuance under the Plan be issued pursuant to the Stock Issuance Program. Each stock issuance under the program shall be evidenced by a Stock Issuance Agreement which complies with the terms specified below. Shares of Common Stock may also be issued under the Stock Issuance Program pursuant to share right awards which entitle the recipients to receive those shares upon the attainment of designated performance goals or the satisfaction of specified Service requirements.

A. Issue Price.

1. The consideration per share at which shares of Common Stock may be issued under the Stock Issuance Program shall be fixed by the Plan Administrator, but shall not be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the issuance date.

2. Shares of Common Stock may be issued under the Stock Issuance Program for any of the following items of consideration which the Plan Administrator may deem appropriate in each individual instance:

(i) cash or check made payable to the Corporation, or

(ii) past services rendered to the Corporation (or any Parent or Subsidiary).

B. Vesting Provisions.

1. Shares of Common Stock issued under the Stock Issuance Program may, in the discretion of the Plan Administrator, be fully and immediately vested upon issuance or may vest in one or more installments over the Participant’s period of Service or upon attainment of specified performance objectives. The elements of the vesting schedule applicable to any unvested shares of Common Stock issued under the Stock Issuance Program shall be determined by the Plan Administrator and incorporated into the Stock Issuance Agreement. Shares of Common Stock may also be issued under the Stock Issuance Program pursuant to share right awards which entitle the recipients to receive those shares upon the attainment of designated performance goals or the satisfaction of specified Service requirements.

2. For any Common Stock issuance which is to vest solely on the basis of Service, a minimum period of three (3) years of Service shall be required as condition to such vesting. The required Service period shall be measured from the issue date of the shares in the event of a direct issuance or from the grant date of the share right award for any shares to be subsequently issued pursuant to such award. However, any such Common Stock issuance shall be subject to the vesting acceleration provisions of this Article Three.

3. The Plan Administrator shall also have the discretionary authority, consistent with Code Section 162(m), to structure one or more share right awards so that the shares of Common Stock subject to those awards shall be issuable upon the achievement of certain pre-established corporate performance goals based on one or more of the following criteria: (1) return on total stockholder equity; (2) earnings per share of Common Stock; (3) net income (before or after taxes); (4) earnings before interest, taxes, depreciation and amortization; (5) sales or revenues; (6) return on assets, capital or investment; (7) market share; (8) cost reduction goals; (9) budget comparisons; (10) implementation or completion of critical projects or processes; (11) customer satisfaction; (12) any combination of, or a specified increase in, any of the foregoing; and (13) the formation of joint ventures, research or development collaborations, or the completion of other corporate transactions. In addition, such performance goals may be based upon the attainment of specified levels of the Corporation’s performance under one or more of the measures described above relative to the performance of other entities and may also be based on the performance of any of the Corporation’s business units or divisions or any Parent or Subsidiary. Performance goals may include a minimum threshold level of performance below which no award will be earned, levels of performance at which specified portions of an award will be earned and a maximum level of performance at which an award will be fully earned.

4. Any new, substituted or additional securities or other property (including money paid other than as a regular cash dividend) which the Participant may have the right to receive with respect to the Participant’s unvested shares of Common Stock by reason of any stock dividend, stock split, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration shall be issued subject to (i) the same vesting requirements applicable to the Participant’s unvested shares of Common Stock and (ii) such escrow arrangements as the Plan Administrator shall deem appropriate.

5. The Participant shall have full stockholder rights with respect to any shares of Common Stock issued to the Participant under the Stock Issuance Program, whether or not the Participant’s interest in those shares is vested. Accordingly, the Participant shall have the right to vote such shares and to receive any regular cash dividends paid on such shares.

6. Should the Participant cease to remain in Service while holding one or more unvested shares of Common Stock issued under the Stock Issuance Program or should the performance objectives not be attained with respect to one or more such unvested shares of Common Stock, then those shares shall be immediately surrendered to the Corporation for cancellation, and the Participant shall have no further stockholder rights with respect to those shares. To the extent the surrendered shares were previously issued to the Participant for consideration paid in cash or cash equivalent (including the Participant’s purchase-money indebtedness), the Corporation shall repay to the Participant the lower of (i) the cash consideration paid for the surrendered shares or (ii) the Fair Market Value of those shares at the time of cancellation and shall cancel the unpaid principal balance of any outstanding purchase-money note of the Participant attributable to the surrendered shares by the applicable clause (i) or (ii) amount.

7. The Plan Administrator may in its discretion waive the surrender and cancellation of one or more unvested shares of Common Stock which would otherwise occur upon the cessation of the Participant’s Service or the non-attainment of the performance objectives applicable to those shares, to the extent the Plan Administrator deems such waiver to be an appropriate severance benefit under the circumstances. Such waiver shall result in the immediate vesting of the Participant’s interest in the shares of Common Stock as to which the waiver applies.

8. Outstanding share right awards under the Stock Issuance Program shall automatically terminate, and no shares of Common Stock shall actually be issued in satisfaction of those awards, if the performance goals or Service requirements established for such awards are not attained or satisfied. The Plan Administrator, however, shall have the discretionary authority to issue shares of Common Stock under one or more outstanding share right awards as to which the designated performance goals or Service requirements have not been attained or satisfied, to the extent the Plan Administrator deems such issuance to be an appropriate severance benefit under the circumstances.

II.     CHANGE IN CONTROL/ HOSTILE TAKE-OVER

      A. All of the Corporation’s outstanding repurchase rights under the Stock Issuance Program shall terminate automatically, and all the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of any Change in Control, except to the extent (i) those repurchase rights are to be assigned to the successor corporation (or parent thereof) or are otherwise to continue in full force and effect pursuant to the terms of the Change in Control transaction or (ii) such accelerated vesting is precluded by other limitations imposed in the Stock Issuance Agreement.

      B. The Plan Administrator shall have the discretionary authority to structure one or more of the Corporation’s repurchase rights under the Stock Issuance Program so that those rights shall automatically terminate in whole or in part, and the shares of Common Stock subject to those terminated rights shall vest, either immediately upon the effective date of a Change in Control or subsequently upon an Involuntary Termination of the Participant’s Service within a designated period (not to exceed eighteen (18) months) following the effective date of any Change in Control transaction in which those repurchase rights are assigned to the successor corporation (or parent thereof) or are otherwise continued in effect.

      C. The Plan Administrator shall also have the discretionary authority to structure one or more of the Corporation’s repurchase rights under the Stock Issuance Program so that those rights shall automatically terminate in whole or in part, and the shares of Common Stock subject to those terminated rights shall immediately vest, either upon the occurrence of a Hostile Take-Over or upon the subsequent termination of the Participant’s Service by reason of an Involuntary Termination within a designated period (not to exceed eighteen (18) months) following the effective date of that Hostile Take-Over.

III.     SHARE ESCROW/ LEGENDS

      Unvested shares may, in the Plan Administrator’s discretion, be held in escrow by the Corporation until the Participant’s interest in such shares vests or may be issued directly to the Participant with restrictive legends on the certificates evidencing those unvested shares.

ARTICLE FOUR

MISCELLANEOUS

I.     TAX WITHHOLDING

      A. The Corporation’s obligation to deliver shares of Common Stock upon the exercise of options or the issuance or vesting of such shares under the Plan shall be subject to the satisfaction of all applicable income and employment tax withholding requirements. The Corporation shall also make appropriate arrangements for the satisfaction by participants of all applicable foreign tax withholding requirements which may be imposed in connection with the grant, vesting or exercise of options under the Plan or other taxable event or the issuance or vesting of shares of Common Stock under the Plan.

      B. The Plan Administrator may, in its discretion, provide any or all Optionees or Participants under the Plan with the right to use shares of Common Stock in satisfaction of all or part of the Withholding Taxes to which such individuals may become subject in connection with the grant or exercise of their options or the issuance or vesting of their shares. Such right may be provided to any such holder in either or both of the following formats:

           Stock Withholding: The election to have the Corporation withhold, from the shares of Common Stock otherwise issuable upon the exercise of options or the issuance or the vesting of such shares, a portion of those shares with an aggregate Fair Market Value equal to the percentage of the Withholding Taxes (not to exceed one hundred percent (100%)) designated by the holder.

           Stock Delivery: The election to deliver to the Corporation, at the time the option is granted or exercised or the shares are issued or vest, one or more shares of Common Stock previously acquired by such holder (other than in connection with the option exercise or share vesting triggering the Withholding Taxes) with an aggregate Fair Market Value equal to the percentage of the Withholding Taxes (not to exceed one hundred percent (100%)) designated by the holder.

II.     EFFECTIVE DATE AND TERM OF THE PLAN

      A. The Plan shall become effective immediately on the Plan Effective Date.

      B. The Plan shall terminate upon the earliest to occur of (i) December 31, 2012, (ii) the date on which all shares available for issuance under the Plan shall have been issued as fully vested shares or (iii) the termination of all outstanding options in connection with a Change in Control. Should the Plan terminate on December 31, 2012, then all option grants and unvested stock issuances outstanding at that time shall continue to have force and effect in accordance with the provisions of the documents evidencing such grants or issuances.

III.     AMENDMENT OF THE PLAN

      A. The Board shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects. However, no such amendment or modification shall adversely affect the rights and obligations with respect to stock options or unvested stock issuances at the time outstanding under the Plan unless the Optionee or the Participant consents to such amendment or modification. In addition, stockholder approval shall be required for any amendment which (i) increases the number of shares of Common Stock reserved for issuance under the Plan, (ii) materially modifies the eligibility requirements for participation in the Plan or (iii) materially increases the benefits accruing to Optionees or Participants under the Plan.

IV.     USE OF PROCEEDS

      Any cash proceeds received by the Corporation from the sale of shares of Common Stock under the Plan shall be used for general corporate purposes.

V.     REGULATORY APPROVALS

      A. The implementation of the Plan, the granting of any stock option under the Plan and the issuance of any shares of Common Stock (i) upon the exercise of any granted option or (ii) under the Stock Issuance Program shall be subject to the Corporation’s procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the stock options granted under it and the shares of Common Stock issued pursuant to it.

      B. No shares of Common Stock or other assets shall be issued or delivered under the Plan unless and until there shall have been compliance with all applicable requirements of applicable securities laws, including the filing and effectiveness of the Form S-8 registration statement for the shares of Common Stock issuable under the Plan, and all applicable listing requirements of any stock exchange (or the Nasdaq National Market, if applicable) on which Common Stock is then listed for trading.

VI.     NO EMPLOYMENT/ SERVICE RIGHTS

      Nothing in the Plan shall confer upon the Optionee or the Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining such person) or of the Optionee or the Participant, which rights are hereby expressly reserved by each, to terminate such person’s Service at any time for any reason, with or without cause.

APPENDIX

      The following definitions shall be in effect under the Plan:

      A. Board shall mean the Corporation’s Board of Directors.

      B. Change in Control shall mean a change in ownership or control of the Corporation effected through any of the following transactions:

(i) a merger, consolidation or other reorganization approved by the Corporation’s stockholders, unless securities representing more than fifty percent (50%) of the total combined voting power of the voting securities of the successor corporation are immediately thereafter beneficially owned, directly or indirectly and in substantially the same proportion, by the persons who beneficially owned the Corporation’s outstanding voting securities immediately prior to such transaction, or

(ii) the sale, transfer or other disposition of all or substantially all of the Corporation’s assets in complete liquidation or dissolution of the Corporation, or

(iii) any transaction or series of related transactions pursuant to which any person or any group of persons comprising a “group” within the meaning of Rule 13d-5(b)(1) under the 1934 Act (other than the Corporation or a person that, prior to such transaction or series of related transactions, directly or indirectly controls, is controlled by or is under common control with, the Corporation) becomes directly or indirectly the beneficial owner (within the meaning of Rule 13d-3 under the 1934 Act) of securities possessing (or convertible into or exercisable for securities possessing) more than fifty percent (50%) of the total combined voting power of the Corporation’s securities outstanding immediately after the consummation of such transaction or series of related transactions, whether such transaction involves a direct issuance from the Corporation or the acquisition of outstanding securities held by one or more of the Corporation’s stockholders.

      C. Code shall mean the Internal Revenue Code of 1986, as amended.

      D. Common Stock shall mean the Corporation’s common stock.

      E. Corporation shall mean VERITAS Software Corporation, a Delaware corporation, and any corporate successor to all or substantially all of the assets or voting stock of VERITAS Software Corporation which shall by appropriate action adopt the Plan.

      F. Discretionary Option Grant Program shall mean the discretionary option grant program in effect under Article Two of the Plan.

      G. Employee shall mean an individual who is in the employ of the Corporation (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

      H. Exercise Date shall mean the date on which the Corporation shall have received written notice of the option exercise.

      I. Fair Market Value per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

(i) If the Common Stock is at the time traded on the Nasdaq National Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as such price is reported by the National Association of Securities Dealers on the Nasdaq National Market and published in The Wall Street Journal. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(ii) If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be the closing selling sale price per share of Common Stock on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange and published in The Wall Street Journal. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

      J. Hostile Take-Over shall mean a change in ownership or control of the Corporation effected through either of the following transactions:

(i) a change in the composition of the Board over a period of thirty-six (36) consecutive months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time the Board approved such election or nomination, or

(ii) the acquisition, directly or indirectly, by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than thirty percent (30%) of the total combined voting power of the Corporation’s outstanding securities pursuant to a tender or exchange offer made directly to the Corporation’s stockholders which the Board does not recommend such stockholders to accept.

      K. Incentive Option shall mean an option which satisfies the requirements of Code Section 422.

      L. Involuntary Termination shall mean the termination of the Service of any individual which occurs by reason of:

(i) such individual’s involuntary dismissal or discharge by the Corporation for reasons other than Misconduct, or

(ii) such individual’s voluntary resignation following (A) a change in his or her position with the Corporation which materially reduces his or her duties and responsibilities or the level of management to which he or she reports, (B) a reduction in his or her aggregate level of base salary and target bonus under any corporate-performance based bonus or incentive program by more than fifteen percent (15%) or (C) a relocation of such individual’s place of employment by more than fifty (50) miles, provided and only if such change, reduction or relocation is effected by the Corporation without the individual’s consent.

      M. Misconduct shall mean the commission of any act of fraud, embezzlement or dishonesty by the Optionee or Participant, any intentional unauthorized use or disclosure by such person of confidential information or trade secrets of the Corporation (or any Parent or Subsidiary), or any other intentional misconduct by such person adversely affecting the business or affairs of the Corporation (or any Parent or Subsidiary) in a material manner. The foregoing definition shall not in any way preclude or restrict the right of the Corporation (or any Parent or Subsidiary) to discharge or dismiss any Optionee, Participant or other person in the Service of the Corporation (or any Parent or Subsidiary) for any other acts or omissions, but such other acts or omissions shall not be deemed, for purposes of the Plan, to constitute grounds for termination for Misconduct.

      N. 1934 Act shall mean the Securities Exchange Act of 1934, as amended.

      O. Non-Statutory Option shall mean an option not intended to satisfy the requirements of Code Section 422.

      P. Optionee shall mean any person to whom an option is granted under the Discretionary Option Grant Program.

      Q. Parent shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation)

owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

      R. Participant shall mean any person who is issued shares of Common Stock under the Stock Issuance Program.

      S. Permanent Disability or Permanently Disabled shall mean the inability of the Optionee or the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more.

      T. Plan shall mean the Corporation’s 2003 Stock Incentive Plan, as set forth in this document.

      U. Plan Administrator shall mean the particular entity, whether the Primary Committee, the Secondary Committee or the Board, which is authorized to administer the Discretionary Option Grant and Stock Issuance Programs with respect to one or more classes of eligible persons, to the extent such entity is carrying out its administrative functions under those programs with respect to the persons under its jurisdiction.

      V. Plan Effective Date shall mean the date the Plan becomes effective and shall be coincidental with the date the Plan is approved by the Corporation’s stockholders. The Plan Effective Date shall accordingly be the date of the 2003 Annual Stockholders Meeting, provided the stockholders approve the Plan at such meeting.

      W. Primary Committee shall mean the committee of two (2) or more non-employee Board members appointed by the Board to administer the Discretionary Option Grant and Stock Issuance Programs with respect to Section 16 Insiders.

      X. Secondary Committee shall mean a committee of one or more Board members appointed by the Board to administer the Discretionary Option Grant and Stock Issuance Programs with respect to eligible persons other than Section 16 Insiders.

      Y. Section 16 Insider shall mean an officer or director of the Corporation subject to the short-swing profit liabilities of Section 16 of the 1934 Act.

      Z. Service shall mean the performance of services for the Corporation (or any Parent or Subsidiary) by a person in the capacity of an Employee, a non-employee member of the board of directors or a consultant or independent advisor, except to the extent otherwise specifically provided in the documents evidencing the option grant or stock issuance. Service shall not be deemed to cease during a period of military leave, sick leave or other personal leave approved by the Corporation; provided, however, that for a leave which exceeds ninety (90) days, Service shall be deemed, for purposes of determining the period within which any outstanding option held by the Optionee in question may be exercised as an Incentive Option, to cease on the ninety-first (91st) day of such leave, unless the right of that Optionee to return to Service following such leave is guaranteed by law or statute. Except to the extent otherwise required by law or expressly authorized by the Plan Administrator, no Service credit shall be given for vesting purposes for any period the Optionee or Participant is on a leave of absence.

      AA. Stock Exchange shall mean either the American Stock Exchange or the New York Stock Exchange.

      BB. Stock Issuance Agreement shall mean the agreement entered into by the Corporation and the Participant at the time of issuance of shares of Common Stock under the Stock Issuance Program.

      CC. Stock Issuance Program shall mean the stock issuance program in effect under Article Four of the Plan.

      DD. Subsidiary shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

      EE. 10% Stockholder shall mean the owner of stock (as determined under Code Section 424(d)) possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation (or any Parent or Subsidiary).

      FF. Withholding Taxes shall mean the applicable income and employment withholding taxes to which the holder of an option or shares of Common Stock under the Plan may become subject in connection with the grant, vesting or exercise of those options or other taxable event or the issuance or vesting of those shares.

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▲    FOLD AND DETACH HERE     ▲

VERITAS SOFTWARE CORPORATION
PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
May 13, 2003

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
VERITAS SOFTWARE CORPORATION

The undersigned hereby appoints Gary L. Bloom, Edwin J. Gillis and John F. Brigden, and each of them, each with full power of substitution and resubstitution, to represent the undersigned at the annual meeting of stockholders of VERITAS Software Corporation to be held at 8:30 a.m. Pacific Time on Tuesday, May 13, 2003 at 350 Ellis Street, Mountain View, California, and at any adjournments or postponements of the meeting, and to vote the number of shares the undersigned would be entitled to vote if personally present at the meeting on the matters set forth on the reverse side.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. WHEN NO CHOICE IS INDICATED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE TWO NOMINEES LISTED IN PROPOSAL NO. 1, FOR PROPOSAL NOS. 2 AND 4 AND AGAINST PROPOSAL NO. 3. In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the meeting or any adjournments or postponements of the meeting to the extent authorized by Rule 14a-4(c) promulgated under the Securities Exchange Act of 1934.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

VERITAS SOFTWARE CORPORATION 350 ELLIS STREET MOUNTAIN VIEW, CA 94043	Vote by Internet or Telephone or Mail 24 Hours a Day, 7 Days a Week

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site. You will be prompted to enter your 12-digit Control Number which is located below to obtain your records and to create an electronic voting instruction form.

VOTE BY TELEPHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call. You will be prompted to enter your 12-digit Control Number which is located below and then follow the simple instructions the Vote Voice provides you.

VOTE BY MAIL Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to VERITAS Software Corporation, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

Your Internet or telephone voting authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	VRITAS KEEP THIS PORTION FOR YOUR RECORDS
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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

VERITAS SOFTWARE CORPORATION

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE TWO NOMINEES LISTED IN PROPOSAL NO. 1, FOR PROPOSAL NOS. 2 AND 4 AND AGAINST PROPOSAL NO. 3

To withhold authority to vote for any individual nominee, mark “For All Except” and write the nominee’s name on the line below.
1.	ELECTION OF DIRECTORS				For	Withhold	For All
	Nominees:	01)	Gary L. Bloom		All	All	Except
		02)	Joseph D. Rizzi		☐	☐	☐

Vote on Proposals									For	Against	Abstain

2.	TO APPROVE THE VERITAS SOFTWARE CORPORATION 2003 STOCK INCENTIVE PLAN.								☐	☐	☐

3.	TO APPROVE A STOCKHOLDER PROPOSAL TO EXPENSE FUTURE STOCK OPTION GRANTS TO SENIOR COMPANY EXECUTIVES.								☐	☐	☐

4.	TO RATIFY THE SELECTION OF KPMG LLP AS OUR INDEPENDENT ACCOUNTANTS FOR THE CURRENT FISCAL YEAR.								☐	☐	☐

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, WE URGE YOU TO COMPLETE, DATE, SIGN AND PROMPTLY MAIL THIS PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING.

Please sign exactly as your name(s) appears(s) on your stock certificate. If shares of stock stand of record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign the proxy. If shares of stock are held of record by a corporation, the proxy should be executed by the president or vice president and the secretary or assistant secretary. Executors, administrators or other fiduciaries who execute the above proxy for a deceased stockholder should give their full title. Please date the proxy.

Signature (PLEASE SIGN WITHIN BOX)				Date				Signature (Joint Owners)	Date